UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Merck & Co., Inc.

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2022

Notice of Annual Meeting and Proxy Statement

MERCK

Delivering on Our Strategic Priorities in 2021

Advanced the Pipeline to Meet Patient Unmet Needs

>30 approvals and 20 NDAs and sBLAs filed across U.S., EU, Japan and China[1]

Oncology:

- **U.S.**: 11 approvals[2], including for 1 new molecular entity (WELIREG)
- **EU**: 6 approvals[3] and approval of Q6W dosing regimen for KEYTRUDA
- **Japan and China**: 5 approvals and 3 approvals respectively.

Vaccines:

- **U.S.**: approval of VAXNEUVANCE for adult patients and priority review for pediatric patients
- **EU**: approval for VAXNEUVANCE for adult patients

Animal Health:

- **16 new product approvals and 6 business development transactions**

Infectious Diseases, Cardiometabolic & Other:

- **10 regulatory authorizations/approvals** for molnupiravir, including emergency use authorization from the FDA
- **Japan**: approval for LYFNUA (gefapixant[4]) and RECARBRIO
- **U.S., EU and Japan**: approval for Verquvo

Achieved Strong Commercial and Financial Performance

$48.7B (+17% YoY) in worldwide revenue, $6.02 (+33% YoY) in EPS

Sales highlights across our key growth pillars include:

- KEYTRUDA sales of **$17.2B** (+20% YoY)
- GARDASIL/GARDASIL 9 sales of **$5.7B** (+44% YoY)
- Lenvima sales of **$704M** (+21% YoY)
- BRIDION sales of **$1.5B** (+28% YoY)
- Lynparza sales of **$989M** (+36% YoY)
- Animal Health sales of **$5.6B** (+18% YoY)

Delivering on Balanced Capital Allocation Strategy

Capital allocation strategy allows Merck to invest in our business and create value for shareholders. In 2021, we:

- Prioritized investment in research & development in areas of unmet medical need
  - **$12.2 billion** in R&D expenditures
- Made progress on capital investments
  - **$4.4 billion** on capital investments, with ~$20B planned between 2021 and 2025
- Remained committed to the dividend
  - **$6.6 billion** in dividends paid
- Executed strategic business development to enhance the pipeline
  - **$14.0 billion** on business development transactions[5] including the acquisitions of Acceleron (CV) and Pandion (immunology)
- Returned excess cash through share repurchase
  - **$0.8 billion** in share repurchase

[1] As of 4Q2021
[2] Reflects new approvals and conversions to full approvals
[3] Includes European Commission approval for KN-564 that was received in January 2022
[4] Received Ministry of Health, Labour and Welfare approval in January 2022
[5] Includes acquisitions, collaborations, licensing and milestone payments

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Notice of Annual Meeting
of Shareholders

To Merck Shareholders: You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc. on
Tuesday, May 24, 2022, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2022.

The purposes of the meeting are to:

•  Elect the 14 Director nominees named in the proxy statement;

•  Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•  Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022;

•  Consider and act upon a shareholder proposal regarding an independent board chairman, if properly presented at the meeting;

•  Consider and act upon a shareholder proposal regarding access to COVID-19 products, if properly presented at the meeting;

•  Consider and act upon a shareholder proposal regarding lobbying expenditure disclosure, if properly presented at the meeting; and

•  Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Kelly E. W. Grez

Corporate Secretary

We have adopted a virtual format for the 2022 Annual Meeting of Shareholders to provide a safe, consistent and convenient experience to all shareholders regardless of location.

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code to vote with your mobile device (may require free app)

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on March 25, 2022 are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2021 Annual Report on Form 10-K and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 4, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 24, 2022:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2021
Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 2000 Galloping Hill Road, K1-4157, Kenilworth, New Jersey 07033 U.S.A.***

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 23, 2022.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

*** Effective May 1, 2022, the Company’s headquarters will be relocated to Rahway, N.J. and the principal executive offices of the Company will be located at 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Merck & Co., Inc. 2022 Proxy Statement

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Dear Merck Shareholders,

It is our pleasure to invite you to the 2022 Annual Meeting of Shareholders of Merck & Co., Inc. (“Merck,” known as “MSD” outside the United States and Canada).

The foregoing Notice of Annual Meeting of Shareholders and accompanying proxy statement will serve as your guide to the business to be conducted and provide details regarding the meeting.

For more than 130 years, Merck has used the power of leading-edge science to deliver products that save and improve lives. We remain committed to this purpose as we continue to positively impact global health today and for generations to come. As the COVID-19 pandemic continued throughout 2021, we prioritized protecting the safety of our employees and their families, sustaining the supply of our medicines and vaccines, and supporting patients in our clinical trials. Our inspiration, innovation and ingenuity enabled us to play a leading role in bringing forward important medicines and vaccines to address many of the world’s most challenging diseases, including our investigational antiviral drug molnupiravir, adding to the short list of important medicines that are part of the global effort in the fight against COVID-19.

Throughout last year, we continued to transform our business, driving greater focus on our innovative portfolio and increasing our operational efficiency. The successful spin-off of Organon is just one notable example. Today, as a result of our strategic and dynamic actions, our company is more focused, more efficient and faster-growing. Guided by our business and capital allocation strategy, we continued to invest in the discovery, development, production and commercialization of medicines and vaccines. This strengthened the short- and long-term sustainability of our business, and accelerated and augmented our pipeline and portfolio.

From a commercial standpoint, our teams executed at the highest levels, achieving strong growth across our key performance drivers, including KEYTRUDA – an established and foundational asset in our portfolio – as well as in vaccines with GARDASIL and GARDASIL 9, and in Animal Health. Overall, it has been a year of significant achievement for Merck in the face of an extraordinarily challenging environment.

We advanced our oncology portfolio and made substantial progress in executing our strategy to become the leading oncology company by 2025. We were pleased to receive FDA approvals in several women’s cancers, as well as renal cell carcinoma (adjuvant and advanced) and melanoma (adjuvant) for KEYTRUDA. We are excited that Merck has more than 90 potential approvals in oncology on the horizon. In 2022, our work in women’s and earlier stage therapies continues with additional focus on advancing prostate and colorectal cancer treatments.

We built on our rich legacy in infectious diseases research with the development of molnupiravir, an investigational oral antiviral for the treatment of COVID-19 that we believe is a key tool in the treatment options available for health care professionals and patients battling the pandemic. We invested at risk to ramp up supply while we were still in early clinical trials, as we recognized the need for broad and timely global access of this important medicine upon authorization.

We are proud that upon receiving Emergency Use Authorization from the FDA in late December 2021, we successfully delivered initial molnupiravir shipments to the U.S. government and to other countries where molnupiravir has been authorized for use, including the UK and Japan. This is a testament to Merck’s agility and ability to establish critical partnerships with governments, public health agencies, key global stakeholders, and across various links in the international supply chain. Our ground-breaking access strategy has been a priority from the start and has accelerated the timely distribution of molnupiravir to patients in need globally.

Merck & Co., Inc. 2022 Proxy Statement

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In line with our access strategy, we allocated up to 3 million courses of molnupiravir to UNICEF throughout the first half of 2022 for distribution in more than 100 low- and middle-income countries. This was in addition to our agreements with the Medicines Patent Pool and other generic manufacturers to make molnupiravir available following local regulatory authorizations or approvals.

Our Animal Health business continues to expand with growth across species and geographies. Growth in companion animal product sales were led by the BRAVECTO parasiticide line and our line of companion vaccines, while livestock animal product sales showed higher demand globally in the poultry, ruminant and swine sectors. The Animal Health business remains very well positioned to grow faster than the overall market well into the future.

We are confident in the strength and durability of Merck’s business model for this decade and beyond, and we are laser-focused on executing to achieve our goals for long-term growth and sustainability. We have important growth drivers with our durable products that include GARDASIL and GARDASIL 9, which we believe can double sales by 2030. In addition to our HPV vaccines, our vaccines portfolio and pipeline are growing, including with VAXNEUVANCE, which is under priority review by the FDA to expand its use to infants and children for the prevention of invasive pneumococcal disease.

We further strengthened our late-stage pipeline through our acquisition of Acceleron Pharma, bringing in sotatercept which addresses pulmonary arterial hypertension, as well as other compounds designed to address areas of serious unmet need in cardiovascular disease. These new additions complement our growing internal cardiometabolic pipeline of new drugs. In addition to Acceleron, we also completed the acquisition of Pandion Therapeutics, which enabled us to bring in an early-stage asset, leverage our immunology learnings from our immuno-oncology research and begin to extend our focus into autoimmune diseases. Business development will remain an imperative strategic priority that helps bolster and augment our pipeline, drives stronger performance, and enhances our long-term potential. We will continue to aggressively pursue compelling external science to supplement our internal pipeline, leveraging a science-driven and portfolio-informed approach.

We have also worked to further integrate our Environmental, Social and Governance (ESG) initiatives into the core of Merck’s culture and business. We remain committed to operating responsibly to help ensure a safe, healthy, and sustainable environment. Our focus in this space helps advance our company’s efforts and is integral to saving and improving lives. We worked hard throughout 2021 to achieve the ESG goals that we’ve set which challenge Merck to drive change by: expanding health access and equity; continuing to cultivate a diverse, inclusive and engaging environment for our employees; setting ambitious yet impactful sustainability goals; and fostering ethics and values across the organization to drive a culture empowered to Speak Up and maintain compliance.

Merck will continue improving patient outcomes and contributing to a healthier world, while also delivering value for our shareholders and all stakeholders. We are proud of our legacy and passionate about our future, as we work with speed, urgency, and agility to bring forward innovations that address unmet needs. For over a century, Merck has been propelled by bold ideas and innovation that advance human health. We know the world needs more of what Merck can deliver now – this is what inspires us to continue helping and healing patients around the world as we move forward.

Thank you for your confidence and support of our Company. We hope you will participate in the Annual Meeting by attending virtually or by voting, as promptly as possible, through other acceptable means as described in this proxy statement. Your participation is important, so please exercise your right to vote.

Kenneth C. Frazier Executive Chairman	Robert M. Davis Chief Executive Officer and President

Merck & Co., Inc. 2022 Proxy Statement

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A Message from Merck’s Independent Lead Director

Dear Merck Shareholders,

For more than 130 years, Merck has remained dedicated to its mission of saving and improving lives. This dedication is evident in Merck’s commitment to providing timely access globally, following applicable authorizations and approvals, to molnupiravir, the Company’s investigational oral antiviral COVID-19 medicine. Merck has pursued a comprehensive supply and access approach to fulfilling this commitment, including investing at risk to produce millions of courses of therapy and granting a voluntary license to the Medicines Patent Pool to make generic molnupiravir available in more than 100 low- and middle-income countries following local regulatory authorizations or approvals – the first such license to the Medicines Patent Pool for a COVID-19 medical technology.

My fellow Directors and I are committed to Merck’s mission as well in our work overseeing the Company’s affairs and fulfilling our responsibilities. The process of planning and executing a smooth CEO transition, in particular, is one of the Board’s most important responsibilities. Our planning resulted last year in a successful CEO transition with Robert M. Davis, then-CFO, succeeding Kenneth C. Frazier as the Company’s President, effective April 1, 2021, and Chief Executive Officer, effective July 1, 2021. Mr. Davis also became a Board member effective July 1, 2021. The Board believes Mr. Davis is the right person to lead Merck into the future and continue its long history of focusing on science and innovation as the driver of long-term sustainable value creation for patients and shareholders. In September 2021, I was honored to be selected by my fellow independent Directors to assume the role of Lead Director. We also announced other important leadership transitions in 2021, electing Dean Y. Li to succeed Roger M. Perlmutter as Executive Vice President and President, Merck Research Laboratories, and Caroline Litchfield to succeed Mr. Davis as Chief Financial Officer. Most recently, with the Board’s support, the Company announced a new leadership structure for its Human Health business, consisting of (i) Human Health Global Marketing led by Arpa Garay, (ii) Human Health U.S. led by Jannie Oosthuizen, and (iii) Human Health International led by Deepak Khanna on an interim basis. This structure will enable the Company to build on its momentum, develop its internal talent and expand its high performing senior leadership team.

In addition to management succession planning, the independent members of the Board regularly review the Board’s leadership structure and will do so again in 2022. Our Board believes that our shareholders and our Company are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure at a given time. As part of the Company’s CEO transition, and considering the facts and circumstances at the time, the Board determined that Merck’s shareholders were best served by a leadership structure consisting of (i) Mr. Frazier, our former CEO, serving as Executive Chairman for a transition period, (ii) Mr. Davis serving as CEO and President, and (iii) an independent director appointed by the Board’s independent members serving as Lead Director, and each role has clearly delineated responsibilities. For example, as Executive Chairman, Mr. Frazier focuses on Board operations and governance matters, as CEO, Mr. Davis manages the general supervision, direction and strategy of the business and affairs of the Company subject to the Board’s overall oversight, and, as independent Lead Director, I work closely with both our Executive Chairman and our CEO to set board agendas, approve board materials and ensure that Merck achieves the highest level of corporate governance.

Both as a full Board and through our four standing committees composed of independent directors only, we are dedicated to the effective oversight of the Company’s business and the key risks the Company faces. We believe in the business value of having diverse perspectives in the boardroom. We are deliberate in ensuring we have the right mix of perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. Our Directors draw on their unique experiences to provide guidance on corporate strategy and monitor its implementation in areas such as research and development, capital allocation, operating results, human capital management and global manufacturing. The Board also provides oversight for the Company’s ESG strategy and performance as a whole and through our committees based on their specific areas of competency. This year, we are delighted to nominate as a new Director, Douglas M. Baker, Jr., Executive Chairman of Ecolab, Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial, and energy markets. Mr. Baker brings extensive expertise in corporate governance and general and organizational management, and we look forward to him joining the Board.

We appreciate your investment in Merck and your support for the Board. We remain committed to serving you and the patients around the world that depend on Merck’s life-saving work.

Thomas H. Glocer Independent Lead Director

Merck & Co., Inc. 2022 Proxy Statement

5

Merck & Co., Inc. 2022 Proxy Statement

6
Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 24, 2022 9:00 a.m. ET	Record Date March 25, 2022

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2022

Voting Matters	Page	Board’s Recommendation

Proposal 1 Election of Directors	32	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	42	FOR

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2022	82	FOR

Shareholder Proposals

Proposal 4 Shareholder Proposal Regarding an Independent Board Chairman	85	AGAINST

Proposal 5 Shareholder Proposal Regarding Access to COVID-19 Products	87	AGAINST

Proposal 6 Shareholder Proposal Regarding Lobbying Expenditure Disclosure	89	AGAINST

Business Highlights

$12.2B	in R&D expenditures

Capital Returned & Dividend Increase

$7.5B	Capital Returned to Shareholders (dividends and share repurchases)

Annualized Total Shareholder Return(1)

Year-End 2021

1-Year	3-Year
1.8%	4.9%

5-Year
9.8%
(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on page 55, is calculated on a different basis.

Merck & Co., Inc. 2022 Proxy Statement

Proxy Summary	7

2021 NEOs and Compensation Highlights (Page 48)

Below is a list of our 2021 Named Executive Officers, or “NEOs”, and select compensation highlights from 2021. For additional information on our elements of 2021 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.

	Annual Base Salary$	Target Annual Incentive%	Target Long-Term Incentive$	Target TDC Increase%(1)
2021 NEOs

Robert M. Davis Chief Executive Officer, President and Former Chief Financial Officer	$1,500,000	150%	$10,750,000(2)	+131%
	.........................................................................................................................................................
Kenneth C. Frazier Executive Chairman and Former Chief Executive Officer	1,250,000	100	10,750,000	-34
	.........................................................................................................................................................
Caroline Litchfield Executive Vice President and Chief Financial Officer	900,000	100	2,200,000	—(3)
	.........................................................................................................................................................
Frank Clyburn Former Executive Vice President and President, Human Health(4)	1,000,000	100	4,300,000	—(3)
	.........................................................................................................................................................
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	800,000	100	2,700,000	—(3)
	.........................................................................................................................................................
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	950,000	100	3,000,000	—(3)
(1)

Target Total Direct Compensation (“TDC”) is defined as the sum of annual base salary, target annual cash incentive and target long-term incentive. This column reflects the increase in Target TDC from 2020 to 2021 for those who were NEOs in 2020.

(2)	In 2021, Mr. Davis’ actual LTI award was $9,200,000, which reflects 3 months at the 2021 CFO rate and 9 months at the CEO rate, when Mr. Davis became President.

(3)	Ms. Litchfield, Mr. Clyburn, Mr. DeLuca and Dr. Li were not NEOs in 2020.

(4)	Mr. Clyburn resigned from his position as Executive Vice President and President, Human Health, effective February 1, 2022.

Variable Compensation is Critical to Achieve Our Objectives (Page 45)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating and strategic objectives, as well as Relative Total Shareholder Return or R-TSR (as defined in Appendix B). The Company’s variable incentives demonstrate a strong linkage between pay and performance.

Annual Cash Incentive

The Company Scorecard (described in more detail on page 53) focuses on our most critical business drivers — the Company’s target revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”) and the Company’s research and development goals for the incentive program (“Pipeline”) — and is used to determine the payout of our annual incentive for all eligible employees, including our NEOs under the Executive Incentive Plan. Our Scorecard performance during 2021 resulted in above-target achievement of 148%.

Merck & Co., Inc. 2022 Proxy Statement

8	Proxy Summary

Long-Term Incentive (“LTI”)

The long-term incentive program, consisting of a mix of PSUs and stock options, provides our NEOs with the opportunity to own Merck stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2019 PSU program (described in more detail on page 57) paid out at 140% based on achievement of cumulative two-year OCF, cumulative two-year EPS and three-year R-TSR metrics during the performance period, weighted at 25%, 25% and 50%, respectively. As previously disclosed, cumulative two-year OCF and EPS metrics were used due to the complexities associated with disentangling our Organon business from a multi-year financial plan. Organon was successfully spun off in June 2021.

Say-On-Pay Advisory Vote (Page 46)

In 2021, shareholders continued their support for our executive compensation programs with approximately 91% of the votes cast voting in favor of approving the say-on-pay proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Management Development Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders. The C&MD Committee did not make significant changes to our executive compensation program in 2021 as a direct result of the most recent say-on-pay vote.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

For additional information, please refer to the CD&A beginning on page 43 of this proxy statement.

Shareholder Engagement and Feedback (Page 24)

Merck communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. In addition, our Lead Director, who is also Chair of our Governance Committee, participates in substantive engagements with some of the Company’s largest shareholders. In 2021, discussions with shareholders covered a wide range of topics of interest to shareholders, including the Company’s response to the COVID-19 pandemic and related matters, the Board’s composition and leadership, management and director succession, Environmental, Social and Governance (“ESG”) reporting, executive compensation programs, human capital management and other governance matters. These discussions provided valuable insights into shareholder views, and we heard from many shareholders that they greatly appreciated the opportunity to engage with our Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs, ESG and corporate governance practices.

Board Composition and Refreshment

At least annually, the Governance Committee considers the size, structure and needs of the Board. The Governance Committee reviews possible candidates for the Board and recommends Director nominees to the Board for approval.

In selecting Director nominees, the Board considers its composition, including its diversity, and the skills, areas of expertise and experience then-represented on the Board. The Board also considers the Company’s current and future global business strategies, opportunities and challenges. Such considerations have resulted in the election of five new Board members over the last three years and the nomination of a new director in this proxy statement. For more information, see “Criteria for Board Membership and Director Nomination Process” beginning on page 21.

Considering the factors noted above, the Board is nominating an additional independent Director to stand for election by shareholders at the 2022 Annual Meeting of Shareholders, Mr. Douglas M. Baker, Jr., Executive Chairman of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial, and energy markets.

Merck & Co., Inc. 2022 Proxy Statement

Proxy Summary	9

Nominees for Director (Page 33)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets and areas of expertise can be found beginning on page 33.

				Current Committee Memberships
				Audit	C&MD	Governance	Research
Director Nominee	Age	Director Since	Title
Douglas M. Baker, Jr.*	63	—	Executive Chairman and Former Chief Executive Officer, Ecolab Inc.
Mary Ellen Coe	55	2019	President, Google Customer Solutions, Google Inc.
Pamela J. Craig	65	2015	Former Chief Financial Officer, Accenture plc
Robert M. Davis Management	55	2021	Chief Executive Officer and President, Merck & Co., Inc.
Kenneth C. Frazier Management	67	2011	Executive Chairman, Merck & Co., Inc.
Thomas H. Glocer Lead Director	62	2007	Former Chief Executive Officer, Thomson Reuters Corporation
Risa J. Lavizzo-Mourey, M.D.	67	2020	Penn Integrates Knowledge Professor of Health Equity and Health Policy, University of Pennsylvania
Stephen L. Mayo, Ph.D.	60	2021	Bren Professor of Biology and Chemistry, California Institute of Technology
Paul B. Rothman, M.D.	64	2015	Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and CEO, Johns Hopkins Medicine
Patricia F. Russo	69	1995	Chairman, Hewlett Packard Enterprise Company; Former Chief Executive Officer and Director, Alcatel-Lucent
Christine E. Seidman, M.D.	69	2020	Thomas W. Smith Professor of Medicine and Genetics, Harvard Medical School, and Director, Cardiovascular Genetics Center, Brigham and Women’s Hospital
Inge G. Thulin	68	2018	Former Chairman of the Board, President and Chief Executive Officer, 3M Company
Kathy J. Warden	50	2020	Chairman, Chief Executive Officer and President, Northrop Grumman Corporation
Peter C. Wendell	71	2003	Managing Director, Sierra Ventures
Number of Meetings in 2021				9	5	6	5

*Mr. Douglas M. Baker, Jr. is a first-time Director nominee for election at the 2022 Annual Meeting of Shareholders. If elected, Mr. Baker would serve as a member of the Compensation and Management Development Committee and the Governance Committee. Effective May 5, 2022, Mr. Baker will retire as Executive Chairman of Ecolab, Inc.

  Committee Chair

Merck & Co., Inc. 2022 Proxy Statement

10	Proxy Summary

Our 2022 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. As illustrated by the following charts, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy, includes a mixture of tenure that allows for both new perspectives and continuity and reflects the Board’s commitment to diverse perspectives.

Board Skills and Qualifications (of 14 Director Nominees)	No. of Nominees

CEO Leadership	9

Financial	7

Scientific	4

Health Care Industry	4

Global Strategy & Operations	9

Marketing or Public Relations	3

Digital/Technology	7

Public Company Governance	5

Public Policy & Regulation	3

Talent Management	9

Capital Markets Experience	3

Merck & Co., Inc. 2022 Proxy Statement

11
Corporate Governance

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting Merck’s daily business.

The Board has adopted corporate governance principles (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board and Board committee charters in response to changing regulatory requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Most recently, in March 2022, the Board amended: (1) the Policies of the Board and the Charter of the Governance Committee to more expressly reflect (a) the Board’s oversight of ESG matters and (b) the Governance Committee’s assistance in this regard; and (2) the Charter of the Audit Committee to clarify the Audit Committee’s responsibility for reviewing the Company’s cybersecurity risk management program.

Governance Materials

The following items relating to corporate governance at Merck are available on our website at www.merck.com/company-overview/leadership/board-of-
directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of Merck’s corporate governance guidelines

•	Merck Board Committee Charters

•	Merck Code of Conduct — Our Values and Standards

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations.

Merck & Co., Inc. 2022 Proxy Statement

12	Corporate Governance Board Leadership Structure

We highlight some significant aspects of our corporate governance practices below.

Independence

•  We have a strong independent Lead Director.

•  Our independent Directors convene regular executive sessions.

•  All four of our standing Board committees (Audit, Compensation and Management Development, Governance and Research) are comprised solely of independent Directors.

•  Twelve of our fourteen Director nominees are independent.

Accountability

•  Every Director stands for re-election every year.

•  Directors are elected by majority vote.

•  An incumbent director who does not receive a majority vote must tender his/her resignation, and the Governance Committee must promptly make a recommendation as to the tendered resignation. The Board must act on the Governance Committee’s recommendation within 90 days after certification of the vote and publicly disclose its decision and rationale.

Best practices

•  Our Board of Directors as a whole, and each individual
Board committee, conducts a self-evaluation every year.

•  The Board actively engages in CEO succession planning.

•  The Board is diverse in terms of gender, ethnicity,
experience and skills.

•  Our Board policies include an express Diversity Policy.

Transparency

•  We have strong control over our political spending and disclose corporate political activity and contributions in the U.S., Canada and Australia.

•  We disclose aspects of our public policy engagement, including our key lobbying/advocacy issues.

Board oversight

•  The full Board and each individual Board committee is responsible for overseeing risk.

•  The full Board oversees corporate strategy.

Alignment with shareholder interests

•  Our officers and directors are prohibited from engaging in hedging, pledging or short sale transactions involving Company stock.

•  Executives and Directors must hold prescribed meaningful amounts of Company stock.

•  We have a robust shareholder engagement program.

•  We have a proxy access provision in our By-Laws under which shareholders who own 3% of our stock for at least three years may nominate up to 20% of the members of our Board.

•  Holders of 15% of our shares may call a special meeting.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

Compensation practices

•  We have conducted an annual say-on-pay advisory vote since 2011.

•  All incentive compensation paid to executives is subject to a clawback policy.

•  Our incentive compensation awards are designed to align pay with performance.

•  Our Compensation and Management Development Committee uses an independent compensation consultant.

Operating Responsibly

•  We have a longstanding commitment to operating responsibly.

•  All of our employees must adhere to a robust Code of Conduct.

Board Leadership Structure

The Board is highly empowered and engaged, and the independent Directors evaluate our Board leadership structure at least annually. The Board believes that the Company and our shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure for the Company and the Board at a given time. The Board’s discretion should not be unduly constrained in advance because the most appropriate leadership structure at any given time will depend on a variety of factors, including the leadership, skills and experience of each of the CEO, the independent Lead Director and the other members of the Board, as well as the needs of the business and other factors.

Currently, the Board is led by Kenneth C. Frazier, who serves as the Executive Chairman of the Board, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Lead Director	13

The current structure is the result of the Board’s CEO succession planning and regular evaluation of the Company’s leadership structure. In February 2021, the Board unanimously elected Robert M. Davis to succeed Mr. Frazier as CEO and also to become a member of the Board, effective July 1, 2021. The Board also determined that Mr. Frazier will continue to serve as Executive Chairman for a transition period to be determined by the Board. Mr. Glocer was elected independent Lead Director by the independent members of the Board in September 2021 following the resignation of Les Brun due to his decision to become chairman and chief executive officer of Ariel Alternatives, LLC, a subsidiary of Ariel Investments, LLC, a private equity initiative being created to help scale minority-owned businesses to serve as tier 1 suppliers to Fortune 500 companies. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors promotes strong independent oversight of the Executive Chairman, the CEO and the rest of our management team.

As Executive Chairman, Mr. Frazier presides over meetings of the Board and shareholders and focuses on Board operations and governance matters. He serves as the liaison between the Board and management, working closely with the independent Lead Director and our CEO. Mr. Davis is in charge of the general supervision, direction and control of the business and affairs of the Company subject to the Board’s overall oversight. The Board meets in executive session without Mr. Frazier and Mr. Davis at each regular Board meeting. During these executive sessions led by the independent Lead Director, the Directors discuss topics such as the Board’s leadership structure, succession planning for the CEO and key management positions, and points of follow-up with management on strategic issues.

Lead Director

Merck’s independent Lead Director is appointed by the independent members of the Board of Directors to a three-year term. The position of Lead Director has a clear mandate and significant authority and responsibilities set forth in the Policies of the Board, including:

Board Meetings and Executive Sessions

•  The authority to call meetings of the independent members of the Board.

•  Presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board, the Executive Chairman and the CEO.

Agendas	• Approving meeting agendas and information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Executive Chairman and the CEO.

CEO Succession	• Leading the CEO succession planning process.

As further described below, the Board’s four standing committees, each of which is composed solely of independent Directors, also play an active role in the Board’s leadership structure. The independent chairs of each of these committees provide strong leadership to guide the important work of the Board. They work with the Company’s senior executives to ensure the committees are discussing key strategic risks and opportunities of the Company. The Board believes the Company and its shareholders are well-served by the current leadership structure for all the foregoing reasons.

Merck & Co., Inc. 2022 Proxy Statement

14	Corporate Governance Board Meetings and Committees

Board Meetings and Committees

In 2021, the Board of Directors met seven times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in 12 executive sessions in 2021. The Lead Director of the Board presided over the executive sessions. All 13 Directors nominated for election at the 2021 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2021.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; Compensation and Management Development (C&MD) Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All of our standing committees are governed by Board-approved charters, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As non-independent directors, Mr. Frazier and Mr. Davis are not members of any Board committee, but may participate in meetings at the request of the committees.

Audit Committee

Pamela J. Craig Chair

  Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits and consults with management, the internal auditors, and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 83 of this proxy statement) and for the approval of the annual internal audit plan as executed by the internal audit organization.

The Audit Committee’s Report is included on page 83 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Appoint, evaluate and retain our independent auditors;

•   Maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•   Oversee the Company’s compliance with legal & regulatory requirements, including monitoring compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reporting on these items to the Board;

•   Establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•   Oversee the Enterprise Risk Management process;

•   Regularly meet with the Chief Information Officer regarding the Company’s information technology and have primary responsibility for overseeing the Company’s cybersecurity risk management program; and

•   Review any significant issues concerning litigation and contingencies with management, counsel, and the independent public accountants.

Other Members Mary Ellen Coe Stephen L. Mayo, Ph.D. Paul B. Rothman, M.D. Christine E. Seidman, M.D. Kathy J. Warden

Number of Meetings in 2021: 9

Financial Experts on Audit Committee

The Board has determined that each of Ms. Craig and Ms. Warden is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Board Meetings and Committees	15

Compensation and Management Development Committee

Patricia F. Russo Chair

  Overview

The C&MD Committee annually reviews and approves corporate goals and objectives relevant to the TDC opportunity for the Executive Chairman, the CEO and certain other officers; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis section of this proxy statement beginning on page 43. The independent members of the full Board ultimately make the final decisions regarding the Executive Chairman and the CEO’s TDC. In 2021, the name of the C&MD Committee was changed from the Compensation and Benefits Committee to better reflect the role it plays in assisting the Board in its oversight of the Company’s broader human capital matters.

The C&MD Committee Report is included on page 61 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Establish and maintain a competitive portfolio of fair and equitable compensation and benefits policies, practices and programs designed to attract, engage and retain a workforce that helps the Company achieve immediate and long-term success;

•   Discharge the Board’s responsibilities for compensating our officers;

•   Oversee/monitor

–  The competence and qualifications of our executive officers,

–  Officer succession,

–  The soundness of the organizational structure,

–  The Company’s programs, policies and practices related to its management of human capital resources including talent management, culture, diversity, equity and inclusion, and provide input on the same, and

–  Other related matters necessary to ensure the effective management of the business; and

•   Review the Compensation Discussion and Analysis for inclusion in our proxy statement.

Other Members Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Inge G. Thulin Peter C. Wendell

Number of Meetings in 2021: 5

Compensation and Management Development Committee Interlocks and Insider Participation There were no C&MD Committee interlocks or insider (employee) participation during 2021.

Governance Committee

Thomas H. Glocer Chair | Lead Director

  Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees. Further, the Governance Committee annually reviews the size, structure and needs of the Board and Board committees, reviews possible candidates for the Board and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under “Criteria for Board Membership and Director Nomination Process” beginning on page 21 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions and D&O indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•   Oversee the Board’s Incumbent Director Resignation Policy;

•   Review the Company’s: Good Manufacturing Practice compliance, including with respect to internal and external manufacturing as well as internal and external audits; worker safety practices; and privacy policies and practices;

•   Review social, political and economic trends that affect our business; review the positions and strategies we pursue to influence public policy; and

•   Assist the Board in its oversight of the Company’s ESG matters and strategy related thereto, including: (i) reviewing public policy positions, strategy regarding political engagement, and corporate responsibility initiatives with significant financial and/or reputational impact, as appropriate, and monitoring and evaluating the Company’s corporate responsibility programs and activities, including the support of charitable, political and educational organizations and political candidates and causes, (ii) reviewing the Company’s environmental sustainability practices, its supply chain manufacturing strategy and governance, as well as its third-party sourcing programs, and (iii) ensuring that applicable ESG matters are subject to review by Board committees with relevant areas of competency.

Other Members Pamela J. Craig Patricia F. Russo Inge G. Thulin Kathy J. Warden[1]

Number of Meetings in 2021: 6

(1) Ms. Warden was appointed to the Governance Committee as of March 22, 2022. She previously served on the Research Committee.

Merck & Co., Inc. 2022 Proxy Statement

16	Corporate Governance Board Meetings and Committees

Research Committee

Paul B. Rothman, M.D. Chair

  Overview

The Research Committee oversees the overall strategy, direction and effectiveness of the
Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures and outcomes, as well as processes and procedures for identifying, evaluating and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

  The Primary Functions of this Committee are to:

•   Identify areas and activities that are critical to the success of our product and vaccine discovery, development and licensing efforts and evaluate the effectiveness of our strategies and operations in those areas;

•   Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on
modifications of strategies and operations; and

•   Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

Other Members Mary Ellen Coe Risa J. Lavizzo-Mourey, M.D.[1] Stephen L. Mayo, Ph.D. Christine E. Seidman, M.D. Peter C. Wendell

Number of Meetings in 2021: 5

(1) Dr. Lavizzo-Mourey was appointed to the Research Committee as of March 22, 2022. She previously served on the Governance Committee.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	17

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and knowledgeably exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates Merck’s long-term success.

Our Strategic Planning Cycle

Merck & Co., Inc. 2022 Proxy Statement

18	Corporate Governance Risk Oversight

Risk Oversight

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. A summary of this risk oversight approach follows:

Board of Directors Oversees risk through Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees.

Audit Committee

Responsibility for reviewing ERM process to ensure it is robust and functioning effectively.

Primary responsibility for overseeing the Company’s risk management program related to its cybersecurity.

Oversees risk relating to finance, business integrity and Sarbanes-Oxley reporting through its interactions with the Chief Financial Officer, Chief Ethics and Compliance Officer, Controller and the head of internal audit.

Compensation & Management Development Committee

Evaluates relationships between risk and rewards as it relates to our executive compensation program.

When setting incentive plan targets each year, the C&MD Committee is aware of the risk associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.

Oversees the Company’s programs, policies and practices related to its management of human capital resources.

Management Identification, assessment and management of risk through Company-wide ERM process.

Governance Committee

Oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees, considers the size, structure and needs of the Board, reviews possible candidates for the Board, and recommends Director nominees to the Board for approval.

Plays a role in compliance oversight, including in the areas of manufacturing quality, privacy, and worker safety.

Assists the Board in its oversights of ESG matters and strategy.

Research Committee Oversees overall strategy, direction and effectiveness of the Company’s research and development operations.

The ERM process allows for full Board oversight of the most significant risks facing the Company and was established to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities or reputation
Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company values, ethics and policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Safety	Risks to employee, patient or community health and safety

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Risk Oversight	19

Our ERM process seeks to identify emerging risks and address them appropriately to limit negative consequences to the Company or the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place. If the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Team to the full Board for consideration. Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Team and the heads of business divisions, compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee. The Board committees also oversee risk based on their specific areas of competency. Additional detail with respect to certain key areas of oversight are provided below.

Cybersecurity and Privacy

As our Company becomes more dependent on technology and data, the need for a robust cybersecurity, privacy, and technology risk management program is increasingly critical. We have developed and implemented a comprehensive program designed to protect the confidentiality of sensitive information, ensure the integrity of critical data and automated processes, and safeguard the availability of our information technology capabilities.

Cybersecurity has been an area of management attention for over two decades and we have aligned our cybersecurity program to the National Institute of Standards and Technology (NIST) Cybersecurity Framework and the Payment Card Industry Data Security Standard (PCI-DSS). We have implemented appropriate policies, processes, and technology to reduce the likelihood or impact of a breach and have cyber insurance. We have an employee awareness program to regularly educate our workforce on the cybersecurity risks they face and how they can operate safely. We regularly assess our cybersecurity capabilities using third party security firms including an annual assessment of our adherence to the PCI-DSS standard.

We have also developed and continually evolve our Global Privacy Program to promote organizational accountability for privacy, data governance, and data protection across our business and with our collaborative partners and suppliers. The program helps us uphold our commitment to data security and privacy, including maintaining 100% compliance to regulatory requirements for active incident monitoring, risk/harm analysis, and on-time notification of data breaches. Our commitment applies not only to our Company’s information, but also to the information entrusted to us by others. We were the first company in the world to obtain regulatory certification in the European Union for Binding Corporate Rules based in part on our existing Asia Pacific Economic Cooperation Cross Border Privacy Rules certification.

We are aware that we must continuously evolve our controls to address new threats, adhere to changing laws and standards, and reduce the risk associated with the introduction of new, innovative technology.

While everyone at the Company plays a part in information security, cybersecurity, and data privacy, oversight responsibility is shared by the Board, its committees, and management.

Responsible Party	Oversight Area for Cybersecurity and Privacy Matters
Board	Participates in periodic reviews and discussions dedicated to the Company’s risks related to the protection of our data and systems including cybersecurity and privacy.
Audit Committee

Primarily responsible for overseeing the Company’s risk management program related to cybersecurity. The Audit Committee provides feedback on the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk and receives periodic updates based on this framework, including from third-party and internal audit assessments.

Governance Committee	Responsible for oversight in the area of privacy and receives periodic updates regarding the Company’s Global Privacy Program.
Management

Responsible for implementing and managing the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk. Manages the Company’s Global Privacy Program. Responds to incidents and issues in a timely manner. Provides periodic updates to the Board and or its committees, as applicable.

Merck & Co., Inc. 2022 Proxy Statement

20	Corporate Governance A Strategic Approach to ESG

Environmental, Social and Governance (“ESG”) Matters

The work to address our environmental footprint and social impact begins with the Board, which as a whole and through its committees, has responsibility for overseeing the Company’s ESG matters. In general:

Responsible Party	Oversight Area for ESG Issues
Board	Provides oversight with respect to the Company’s ESG matters and strategy related thereto.
Governance Committee

Monitors and assists the Board in its oversight of the Company’s ESG matters, including ensuring that applicable ESG matters are subject to review by Board committees with relevant areas of competency, by monitoring and evaluating corporate responsibility programs and activities, reviewing strategy regarding political engagement and reviewing environmental sustainability practices.

Compensation & Management Development Committee

Assists the Board with its oversight of human capital management, including the Company’s policies and practices related to talent management, culture, diversity, equity and inclusion. This includes maintaining fair hiring and promotion practices and a commitment to sustain pay equity for Merck employees of all genders, races and ethnicities.

Audit Committee	Monitors compliance with the Company’s policies on ethical business practices.
Research Committee	Monitors compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.
Management

Management is responsible for reviewing, refining, and implementing long-term ESG strategy, including through its Public Policy & Responsibility Council comprising diverse cross-functional members, and for updating the Board and its committees, as applicable, on ESG matters.

A Strategic Approach to ESG

Our ESG strategy applies our global resources and investments to the priority areas that matter most to society and to our business:

•	Access to Health

•	Employees

•	Environmental Sustainability

•	Ethics & Values

Addressing these focus areas enables us to better reach those in need with our medicines and vaccines; to help to build robust, durable health systems worldwide; to develop a diverse, inclusive and healthy global workforce; to demonstrate our environmental stewardship in our operations and in our supply chain; to enhance our relationships with key stakeholders; and to continue to contribute toward the UN Sustainable Development Goals (“SDGs”). This commitment to a high level of ESG performance helps to drive sustainable value for our business and for society.

Advancing Health Equity is Key to our Access Strategy

As a research-intensive biopharmaceutical company, our role is to discover and develop innovative medicines and vaccines that address unmet medical needs and some of the world’s greatest health threats. As part of this pursuit, we have a responsibility to an increasingly diverse set of patients, including addressing the systemic issues that have long impacted underrepresented groups.

Our global approach to Access to Health is one of our four ESG focus areas. Our strategy is driven by our Access to Health Guiding Principles, which span the areas of discovery and invention, availability, affordability, and strengthening systems and addressing inequity. In addressing access, we are focused on improving people’s health, contributing to social and economic development and helping to achieve the United Nations’ Sustainable Development Goal for Good Health and Well-Being (SDG 3) through our health equity efforts.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Criteria for Board Membership and Director Nomination Process	21

Pursuing health equity, the idea that everyone has a fair and just opportunity to be as healthy as possible, is key to our access strategy. Addressing preventable differences in the burden of disease and health outcomes with people who are underserved can make a meaningful, measurable and lasting impact in patients’ lives.

In December 2021, we further underscored our legacy of catalyzing solutions that improve health equity by announcing an additional $150 million commitment through Merck for Mothers. This program promotes safe, high-quality, and respectful maternal care in underserved communities, and we aim to reach 25 million women through these initiatives and services by 2025. Merck for Mothers will continue to focus efforts on countries where the need is great, including India, Nigeria, Kenya and the U.S., bringing on new collaborators and strategic investments that further scale the impact of the current 100+ programs across 50+ global sites.

We also pursue strategies to provide direct access to our products to those who need them. A recent example are the non-exclusive voluntary licensing agreements we have entered into with the Medicines Patent Pool and established generic manufacturers. We aim to accelerate and facilitate affordable global access to molnupiravir—our investigational oral antiviral COVID-19 medicine—in more than 100 low- and middle-income countries following approvals or emergency authorization by local regulatory agencies.

When market-based solutions are inadequate or unavailable, we also pursue programs to provide direct access to our medicines and vaccines, including product donations and patient assistance programs. This includes our longstanding support of the Mectizan® Donation Program (“MDP”). The MDP provides our Company’s product Mectizan—as much as needed, for as long as needed—with the goal to help eliminate river blindness and lymphatic filariasis and provide equitable solutions in remote communities where health services are limited.

Through these initiatives, we continue to challenge ourselves to innovate, make ambitious commitments, and form collaborative partnerships to advance health equity.

$1 Billion Bond Issued to Support ESG Strategy

In December 2021, we announced a $1 billion sustainability bond to support eligible projects and partnerships, including:

•	Access to essential health care services (affordability and addressing barriers to health, infectious disease R&D)

•	Socioeconomic advancement and empowerment (employee/supplier diversity and inclusion, health literacy)

•	Renewable energy generation

•	Energy efficiency

•	Green buildings

•	Sustainable water and wastewater management

•	Pollution prevention and control

For more information on this bond, please see our Company’s Investor Relations page at www.merck.com/investor-relations/.

Criteria for Board Membership and Director Nomination Process

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise and diversity of perspectives represented by its members at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders or search consultants. In 2021, the Governance Committee retained a search firm to identify possible candidates who meet the Board’s qualifications, to interview and screen such candidates (including conducting reference checks) and to assist in scheduling candidate interviews with Board members.

Merck & Co., Inc. 2022 Proxy Statement

22	Corporate Governance Criteria for Board Membership and Director Nomination Process

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	have demonstrated ability and sound judgment that usually will be based on broad experience;

•	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

•	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	be committed to building sound, long-term Company growth.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board and committee evaluations — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process. In addition to the five broad criteria listed above, the following chart highlights the background, experience and skills the Board considers for future candidates. These attributes are amply represented by our current Director nominees.

Director Nominee Skills	of 14 Nominees

CEO Leadership Experience serving as a chief executive officer at a publicly traded or private organization	9

Financial Experience or expertise in financial accounting and reporting processes or the financial management of a major organization	7

Scientific Scientific expertise related to the health care industry and the Company’s long-term commitment to research and development strategies	4

Health Care Industry Experience with complex issues within the health care industry	4

Global Strategy & Operations Leadership experience overseeing and/or driving strategic direction and growth of an organization globally	9

Marketing or Public Relations Experience in digital marketing, advertising, social media and consumer insight functions, including product development and brand building	3

Digital/Technology Experience or expertise in information technology (including cybersecurity and data privacy) or the use of digital media or technology to facilitate business objectives	7

Public Company Governance Experience as a board member of another publicly-traded company	5

Public Policy & Regulation Experience with public policy and regulation in the healthcare industry or other highly-regulated industries	3

Talent Management Experience in executive recruiting, succession planning and talent management, including retaining key talent and driving employee engagement	9

Capital Markets Experience Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking	3

Diversity

As a Company, Merck knows that diversity and inclusion are fundamental to the Company’s success and core to future innovation. As a Board, diversity is an important factor considered when identifying prospective nominees for our Board, and the Policies of the Board include a formal diversity policy. The policy reflects the Board’s longstanding commitment to

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Corporate Governance Management Succession Planning	23

ensuring that Directors represent diverse perspectives and areas of expertise important to fostering the Company’s business success. The policy provides that the Board does not discriminate against potential Directors on the basis of gender, race, age, sexual orientation or ethnic and national background and that having a board composed of diverse individuals is an important contributor to the Board’s overall effectiveness.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, New Jersey 07033 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and advancing diversity and inclusion efforts across the enterprise. The Board’s succession planning activities are strategic, long-term and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates. Most recently, this succession planning process resulted in a new leadership structure for the Company’s Human Health business to enable the Company to develop our internal talent and expand our high performing senior leadership team following the departure of Frank Clyburn, former Executive Vice President and President, Human Health. Effective February 28, 2022, Arpa Garay leads Human Health Global Marketing, Jannie Oosthuizen leads Human Health U.S., and a third role will lead Human Health International. The Board provided guidance regarding the new leadership structure. The Board also approved the appointments of Ms. Garay and Mr. Oosthuizen and will be responsible for approving the appointment of the third role.

Board Succession Planning

The Board also considers its own composition and succession plans. In Director succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. Such considerations have resulted in the election of five new Board members over the last three years and the nomination in this proxy statement of a new Director. In addition, in November of 2021, the Board amended the Policies of the Board to provide that Directors may not be nominated for re-election to the Board after they reach the age of 75. The Board believes that, in addition to its ongoing review of the overall composition of the Board, this policy promotes regular refreshment of the Board and is considered as part of overall succession planning.

Merck & Co., Inc. 2022 Proxy Statement

24	Corporate Governance Annual Board Evaluation

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness, as well as that of its four standing committees, on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement, identify ways to enhance the overall effectiveness of the Board and its committees and provide opportunities to discuss other important topics, such as Board composition, succession plans and priority agenda topics. The independent Lead Director leads the evaluation process. The Governance Committee may also from time to time engage an independent third party to manage the process. In 2021, the evaluation was conducted in 3 phases.

Board Evaluation Process

Step 1	Step 2	Step 3

First, each Director completed a
written questionnaire developed
by the Governance Committee to
provide feedback on the
effectiveness of the Board, the
Board’s leadership structure,
the committees and the level
and quality of the Directors’
individual contributions, as well
as any areas that the Director
believes warrant heightened
focus in the year ahead.	Second, the independent Lead
Director, Thomas H. Glocer,
conducted an interview with
each Board member to gather
additional suggestions for
improving Board effectiveness
and to solicit additional feedback
on Board operations, composition
and priority agenda topics.	Finally, the collective feedback
of the Board members was
compiled and presented to the
full Board. During discussion led
by independent Lead Director,
Thomas H. Glocer, Directors
considered areas of strength
and opportunities to enhance
the operations of the Board.

The Board evaluation process resulted in a number of recommendations, including recommendations regarding priority agenda topics for the Board to address in 2022.

Shareholder Engagement and Feedback

Merck regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and the ESG Strategy and Engagement Team, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board.

In addition, we conduct an extensive shareholder outreach program twice a year focused on governance, executive compensation and ESG matters. We believe it is most productive to discuss these matters well in advance of the Annual Meeting to enable management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the Company’s best interests. Given our large shareholder base, we concentrate our outreach efforts on our largest 30 shareholders, which represented approximately 40% of our ownership as of December 31, 2021, based on filings made by our shareholders with the SEC on or before March 1, 2022.

During 2021, we held discussions with a number of our shareholders in the spring before the Annual Meeting and once again in late fall. Our Lead Director, who is also Chair of the Governance Committee, participated in substantive engagements with some of the Company’s shareholders. We also regularly seek to take advantage of other engagement opportunities and events.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Shareholder Engagement and Feedback	25

Topics Discussed with Shareholders during 2021
• COVID-19 priorities • Company strategy • Board leadership, composition and refreshment • Management succession • Board and management diversity • Human capital management • ESG reporting

•  Global access to Merck products

•  Commitment to racial and ethnic diversity

•  Risk oversight

•  Cybersecurity

•  Executive compensation programs

•  Policy and pricing environment

•  Shareholder proposals

• Lobbying expenditures • Climate initiatives • Merck Animal Health • Director tenure • Merck culture • Reputation • Director onboarding • Board evaluation process

Some key themes emerged as part of our various engagements as set forth below.

What We Heard	What We Did
Shareholders are increasingly interested in hearing more about ESG strategy and oversight.

•  The Company hosted a virtual Investor Event in February 2022 in which our senior management team discussed the Company’s long-term ESG strategies.

•  This proxy statement includes on page 20 a description of the Board’s oversight of ESG matters.

•  The Governance Committee reviewed the Policies of the Board and the charters of each Board committee to ensure the committees’ oversight of applicable ESG matters was appropriately identified. Following that review, the Governance Committee recommended, and the Board approved, amendments to the Policies of the Board and the Governance Committee charter, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholders are interested to know more about the Company’s global access strategy for COVID-19 therapeutics.

•  Merck has been transparent about our commitment to providing timely global access to molnupiravir, the investigational oral antiviral COVID-19 medicine being developed in collaboration with Ridgeback Biotherapeutics, as well as our comprehensive supply approach to fulfilling that commitment. Information regarding our approach is available on our website at www.merck.com/research-and-products/covid-19/.

Proxy Access

After engaging with a number of our largest shareholders, our Board proactively amended our By-Laws in 2015 to give shareholders a right to proxy access for Director nominations. Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Merck & Co., Inc. 2022 Proxy Statement

26	Corporate Governance Shareholder Communications with the Board

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by emailing office.secretary@merck.com, or by writing to the following address:

Board of Directors

Merck & Co., Inc.

2000 Galloping Hill Road, K1-4157

Kenilworth, NJ 07033 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&MD Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct — Our Values and Standards.

The Merck Code of Conduct is available on our website at www.merck.com/company-overview/culture-and-values/code-of-conduct/values-and-standards/ .

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Political Contributions and Lobbying Expenditure Oversight and Disclosure	27

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Merck is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. The Company advocates for public policies that foster research into innovative medicines and improve access to medicines, vaccines and health care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/responsibility/transparency-disclosures/. This information includes the Company’s contributions, categorized by state, candidate and amount, for our corporate political and political action committee contributions in the U.S., Canada and Australia. These disclosures include information for the past 5 years. In addition, this information includes a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the portion of our dues that these groups use for advocacy and/or political activities.

Governance and Transparency around Drug Pricing

In order to provide information about the Company’s pricing practices, the Company annually posts on its website its Pricing Transparency Report for the United States. The report provides the Company’s average annual list price, net price increases and average discounts across the Company’s U.S. portfolio dating back to 2010. In 2021, the Company’s gross U.S. sales were reduced by 43.5% as a result of rebates, discounts and returns. Our process around pricing our products includes regular presentations to the Board on drug pricing strategies. In addition, on balance, over the last few years, our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases.

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&MD Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Robert M. Davis, our CEO and President, and Kenneth C. Frazier, our Executive Chairman, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&MD Committee

Merck & Co., Inc. 2022 Proxy Statement

28	Corporate Governance Related Person Transactions

and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Drs. Lavizzo-Mourey, Rothman and Seidman are employed at medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Ms. Coe is employed by Google Inc., and, in 2020, the Company engaged in a purchase transaction with Google Inc. in the ordinary course of business. In addition, Mr. Thulin was employed by 3M Company until June 1, 2019, and the Company engages in routine business transactions with 3M Company. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Related Person Transactions

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at www.merck.com/company-overview/leadership/board-of-directors/ in the Policies of the Board.

Certain Related Person Transactions

Each Director and executive officer of Merck annually, and each Director nominee before such nominee’s nomination, completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction or proposed transaction with Merck or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2021, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Merck & Co., Inc. 2022 Proxy Statement

Corporate Governance Compensation Consultants	29

Compensation Consultants

Role of Compensation Consultants

The C&MD Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&MD Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee periodically retains FW Cook to assist with a review of the Directors’ compensation program.

Independence of Compensation Consultant

The C&MD Committee annually reviews the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&MD Committee conducted a specific review of its relationship with FW Cook in 2021, and, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE, determined that FW Cook’s work for the C&MD Committee did not raise any conflicts of interest. In making this determination, the C&MD Committee reviewed information provided by FW Cook on the following factors:

•	the provision of other services to Merck by FW Cook;

•	the fees received from Merck by FW Cook as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee of FW Cook and a member of the C&MD Committee;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook and an executive officer of Merck; and

•	any stock of Merck owned by any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook or their immediate family members.

In particular, the C&MD Committee noted that (i) FW Cook provided no other services to Merck; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&MD Committee and the Governance Committee with executing their respective responsibilities.

Services Performed During 2021

During 2021, FW Cook supported the C&MD Committee by:

•	reviewing our competitive market data with respect to the Executive Chairman’s, CEO’s and other senior executives’ compensation;

•	providing guidance and analysis on executive compensation plan design, market trends, regulatory developments and best practices;

•	assisting with design and setting of performance goals in the variable incentive plans;

•	assisting with compensation planning for the CEO transition which occurred in July 2021;
•	assisting in determining the Executive Chairman’s and CEO’s target TDC and payouts under the Executive Incentive Plan;

•	assisting with the preparation of public filings related to executive compensation, including the Compensation Discussion and Analysis, CEO pay ratio and the accompanying tables and footnotes;

•	assisting with a review of Merck’s primary peer group; and

•	assisting with the expansion and consolidation of Merck’s clawback policy.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. Although Pay Governance did not provide any services during 2021, they will perform their biennial risk assessment of our compensation programs in November 2022.

Merck & Co., Inc. 2022 Proxy Statement

30

Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. As of February 28, 2022, 2,527,811,512 shares of Merck common stock were issued and outstanding. Unless otherwise noted, the information is stated as of February 28, 2022, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 2000 Galloping Hill Road, Kenilworth, New Jersey 07033.

	Company Common Stock
Name of Beneficial Owner	Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options/Stock Units Exercisable/Distributable Within 60 Days(2)	Percent of Class	Phantom Stock Units(3)

Kenneth C. Frazier	710,665	3,668,920	*	—

Robert M. Davis	247,593	430,029	*	—

Mary Ellen Coe	10	—	*	12,949

Pamela J. Craig	1,715	—	*	20,624

Thomas H. Glocer	5,100	—	*	80,578

Risa J. Lavizzo-Mourey	1,000	—	*	5,486

Stephen L. Mayo	100	—	*	2,911

Paul B. Rothman	100	—	*	20,625

Patricia F. Russo	13,148	—	*	44,787

Christine E. Seidman	100	—	*	7,164

Inge G. Thulin	100	—	*	14,043

Kathy Warden	500	—	*	5,610

Peter C. Wendell	1,000	—	*	111,095

Frank Clyburn(4)	98,875	263,812	*	2,241

Richard R. DeLuca, Jr.	135,063	370,888	*	—

Dean Li	15,462	49,723	*	—

Caroline Litchfield	26,556	147,787	*	—

All Directors and Executive Officers as a Group (28 individuals)	1,591,687	5,769,706	*	342,916

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)

Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for the accounts of individuals as follows: Mr. Frazier — 4,382 shares, Mr. Clyburn — 1,780 shares, Mr. DeLuca — 1,166 shares, and all Directors and executive officers as a group — 8,803 shares.

(2)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2022, through the exercise of outstanding stock options.

(3)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.

(4)

Mr. Clyburn was promoted from Executive Vice President and Chief Commercial Officer to Executive Vice President and President, Human Health, effective April 1, 2021. He resigned from his position, effective February 1, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and beneficial owners of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, to our knowledge, all such reports for 2021

Merck & Co., Inc. 2022 Proxy Statement

Stock Ownership Information Stock Ownership of Certain Beneficial Owners	31

were filed on a timely basis, except: (1) one Form 4 by Richard R. DeLuca, Jr. reporting a special one-time Restricted Stock Unit retention grant due on May 6, 2021, but filed on November 4, 2021, (2) one Form 4 by Frank Clyburn also reporting a special one-time Restricted Stock Unit retention grant due on May 6, 2021, but filed on November 4, 2021, and (3) one Form 4 by David M. Williams reporting the vesting of Restricted Stock Units due on February 12, 2021, but filed on February 11, 2022.

Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2021. As of December 31, 2021, 2,527,604,629 shares of Merck common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	211,202,531(1)	8.36%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	198,224,264(2)	7.80%

(1)

As reported on Amendment No. 7 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 9, 2022. According to the Vanguard filing, of the 211,202,531 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”) as of December 31, 2021, Vanguard has the shared power to vote or direct the vote with respect to 4,007,839 shares, sole power to dispose or to direct the disposition of 200,790,380 shares, and shared power to dispose or to direct the disposition of 10,412,151 shares.

(2)

As reported on Amendment No. 12 to Schedule 13G (the “BlackRock filing”) filed with the SEC on February 1, 2022. According to the BlackRock filing, of the 198,224,264 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2021, BlackRock has the sole power to vote or direct the vote with respect to 171,958,371 shares and sole power to dispose or to direct the disposition of 198,224,264 shares.

Merck & Co., Inc. 2022 Proxy Statement

32
Proposal 1 Election of Directors

The Board has recommended 14 nominees for election as Directors at the 2022 Annual Meeting of Shareholders: Mr. Douglas M. Baker, Jr., Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Robert M. Davis, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, Ms. Kathy J. Warden and Mr. Peter C. Wendell. All nominees, other than Mr. Davis, our Chief Executive Officer, and Mr. Frazier, our Executive Chairman, satisfy the NYSE independence requirements.

In connection with the Board’s CEO succession planning, in February 2021, the Board elected Mr. Davis, effective July 1, 2021, to succeed Mr. Frazier as CEO and become a member of the Board and stand for election by shareholders at the 2022 Annual Meeting of Shareholders. Mr. Baker is being nominated to stand for election by shareholders at the meeting. All other nominees currently serve on the Board and were elected by the shareholders at the 2021 Annual Meeting. Mr. Baker was first identified as a possible Director candidate by a third-party search firm. Mr. Baker was recommended to the Board by the Governance Committee and met with various members of the Board leading up to his nomination.

All Director nominees named in this proxy statement meet the Board’s criteria for membership and were recommended by the Governance Committee, and approved by the Board, for election by shareholders at the 2022 Annual Meeting. All of them hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our Director nominees have demonstrated their leadership, intellect and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at Merck. Their varied roles and experiences reflect a diversity of perspectives, skills and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2023 Annual Meeting of Shareholders or until a successor has been duly elected and qualified, subject to their earlier resignation, death or removal.

Any Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must promptly submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board. The Board must act on the recommendation no later than 90 days following certification of the shareholder vote and publicly disclose its decision and rationale.

If any Director nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute Director nominee or nominees as may be designated by the Board, unless the Board reduces its size.

There are no family relationships among Merck’s executive officers and Directors.

We provide below biographical information for each Director nominee, including key experience, qualifications and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

FOR The Board of Directors recommends that the shareholders vote FOR the election of each of the Director Nominees.

Merck & Co., Inc. 2022 Proxy Statement

Proposal 1 Election of Directors	33

Douglas M. Baker, Jr. Independent
Age: 63

Director Nominee

Committees:(1)

Compensation and Management Development	Governance

Experience

Mr. Baker has wide-ranging expertise in corporate governance and general and organizational management, including a deep understanding of global marketing, sales and operations of public companies. Currently, Mr. Baker is Executive Chairman of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He previously served as Chairman of the Board & Chief Executive Officer of Ecolab. Mr. Baker is also a member of the Board of Target Corporation and served as their Lead Independent Director from 2015 to 2021. This directorship as well as his previous directorship at U.S. Bancorp provide him with deep experience on governance issues facing large public companies.

Career Highlights
Ecolab Inc. • Executive Chairman (2021-present)(2) • Chairman and Chief Executive Officer (2006-2020) • Chief Executive Officer (2004-2006)
Other Public Directorships

Current • Ecolab Inc. (Since 2006)(2) • Target Corporation (Since 2013) Former • U.S. Bancorp (2008-2018)

(1)	If elected, Mr. Baker will serve on these committees.
(2)	Mr. Baker will retire as Executive Chairman of Ecolab Inc., effective May 5, 2022.

Mary Ellen Coe Independent
Age: 55

Director Since: 2019

Committees:

Audit	Research

Experience

Ms. Coe has a deep understanding of the digital and technology landscape, as well as global strategy and operations, due to her experience as a senior leader at Google Inc. She also has extensive marketing and sales expertise from her leadership position at McKinsey and other global marketing consulting firms.

Career Highlights
Google Inc. • President, Google Customer Solutions (2017-present) • Vice President, Go-to-Market Operations and Strategy (2012-2017)
Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc. 2022 Proxy Statement

34	Proposal 1 Election of Directors

Pamela J. Craig Independent
Age: 65

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as a member of the Audit and Science/Technology/Sustainability Committees of 3M Company, as a member of the Audit and Corporate Responsibility and Sustainability Committees of Corning Incorporated, and as chair of the Technology Committee and a member of the Compensation Committee of Progressive Insurance, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services and outsourcing company

•  Chief Financial Officer (2006-2013)

•  Senior Vice President, Finance (2004-2006)

•  Group Director, Business Operations and Services (2003-2004)

•  Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • Progressive Insurance (since 2018) • 3M Company Inc. (since 2019) • Corning Incorporated (since 2021) Former • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

Robert M. Davis Management
Age: 55

Director Since: 2021

Experience

Mr. Davis, Merck’s Chief Executive Officer and President, has extensive management, financial, and operational expertise. During his tenure at Merck, Mr. Davis served as President, with responsibility for Merck’s operating divisions, Human Health, Animal Health, Manufacturing and Merck Research Laboratories. He also served as Merck’s Chief Financial Officer and Executive Vice President, Global Services, with broad responsibilities, including with respect to finance, risk management, real estate operations, corporate strategy, business development, information technology and procurement. In addition, Mr. Davis’ service on the board of directors of Duke Energy, including his roles as Chair of the Finance & Risk Management Committee and member of the Corporate Governance Committee, has provided him with valuable experience on governance issues facing public companies. Prior to joining Merck in 2014, Mr. Davis held leadership roles at Baxter International, Inc., including as Corporate Vice President and President of Medical Products and Corporate Vice President and Chief Financial Officer.

Career Highlights

Merck & Co., Inc.

•  Chief Executive Officer and President (2021-present)

•  Chief Financial Officer and Executive Vice President, Global Services (2016-2021)

•  Chief Financial Officer and Executive Vice President (2014-2016)

Baxter International, Inc.

•  Corporate Vice President and President, Medical Products (2010-2014)

•  Corporate Vice President and Chief Financial Officer (2006-2010)

•  Corporate Vice President and Treasurer (2004-2006)

Other Public Directorships

Current • Duke Energy (since 2018) Former • C.R. Bard (2015-2017)

Merck & Co., Inc. 2022 Proxy Statement

Proposal 1 Election of Directors	35

Kenneth C. Frazier Management
Age: 67

Director Since: 2011

Experience

Mr. Frazier has broad managerial and operational expertise and deep institutional knowledge, as well as a track record of achievement, integrity and sound judgment demonstrated prior to, and during, his long tenure with Merck. In addition, his role as the Chair of the Board Affairs Committee of Exxon Mobil Corporation has provided him with important experience on governance issues facing public companies.

Career Highlights

Merck & Co., Inc.

•  Executive Chairman (2011-present)

•  Chief Executive Officer (2011-2021

•  President (2010-2021)

•  Executive Vice President and President, Global Human Health (2007-2010)

•  Executive Vice President and General Counsel (2006-2007)

•  Senior Vice President and General Counsel (1999-2006)

Other Public Directorships

Current • Exxon Mobil Corporation (since 2009) Former • None

Thomas H. Glocer Independent Lead Director
Age: 62

Director Since: 2007

Committees:

Compensation and Management Development	Governance (Chair)

Experience

Mr. Glocer has extensive management, operational, technology and international business expertise, including his history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Operations and Technology Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•  Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•  Chief Executive Officer (2008-2011)

•  Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (since 2013) • Publicis Groupe (since 2016) Former • None

Merck & Co., Inc. 2022 Proxy Statement

36	Proposal 1 Election of Directors

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 67

Director Since: 2020

Committees:

Compensation and Management Development	Research

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as Robert Wood Johnson Foundation Professor Emerita of Health Equity and Health Policy and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital and talent development expertise. In addition, her directorships at other public companies, including her service as Chair of the Governance Committee at GE and her previous service as Chair of the Compensation and Management Development Committee at Hess Corporation, provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•  Penn Integrates Knowledge Professor of Health Equity and Health Policy
(2018-2021)

Robert Wood Johnson Foundation

•  President Emerita (2017-present)

•  President and Chief Executive Officer (2003-2017)

•  Senior Vice President and Director (2001-2002)

Other Public Directorships

Current • General Electric Company (since 2017) • Intel Corporation (since 2018) • Better Therapeutics (since 2021) Former • Hess Corporation (2004-2020)

Stephen L. Mayo, Ph.D. Independent
Age: 60

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry, Merkin Institute Professor and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo also serves as a member of the board of directors of Sarepta Therapeutics, Inc.

Career Highlights

California Institute of Technology

•  Merkin Institute Professor (2021-present)

•  Bren Professor of Biology and Chemistry (2007–present)

•  Chair, Division of Biology and Biological Engineering (2010–2020)

•  Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute,

non-profit medical research organization

•  Investigator (1994–2007)

Other Public Directorships

Current • Sarepta Therapeutics (since 2021) Former • None

Merck & Co., Inc. 2022 Proxy Statement

Proposal 1 Election of Directors	37

Paul B. Rothman, M.D. Independent
Age: 64

Director Since: 2015

Committees:

Audit	Research (Chair)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his positions as the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and his past experience as Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. In addition, his vast operational and management experience of a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment.

Career Highlights

Johns Hopkins University

•  Dean of the Medical Faculty and Vice President for Medicine (2012-present)

Johns Hopkins Medicine

•  Chief Executive Officer (2012-present)

Carver College of Medicine at the University of Iowa

•  Dean (2008-2012)

•  Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • None Former • None

Patricia F. Russo Independent
Age: 69

Director Since: 1995(1)

Committees:

Compensation and Management Development (Chair)	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chairman of Hewlett Packard Enterprise Company and the Independent Lead Director and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•  Non-executive Chairman (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•  Chief Executive Officer and Director (2006-2008)

•  Chairman, Lucent Technologies Inc. (2003-2006)

•  President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (since 2009). Independent Lead Director (2010-2014; 2021-present)

•  Hewlett Packard Enterprise Company (since 2015), Non-executive Chairman (2015)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (since 2011)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when the Company became Merck & Co., Inc.

Merck & Co., Inc. 2022 Proxy Statement

38	Proposal 1 Election of Directors

Christine E. Seidman, M.D. Independent
Age: 69

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry, including being the Thomas W. Smith Professor of Medicine and Genetics at Harvard Medical School and the director of the Cardiovascular Genetics Center. In addition, her role leading the Seidman Laboratory, a research laboratory that focuses on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk, provides Dr. Seidman with managerial experience relevant to scientific research. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences and the National Academy of Medicine.

Awards

•  The Ray C. Fish Award for Scientific Achievement (2020)

•  American Heart Association Medal for Genomic and Precision Medicine (2019)

•  Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•  Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•  Professor of Genetics and Medicine (1998-2005)

•  Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994-present)

Brigham and Women’s Hospital

•  Director, Cardiovascular Genetics Center (1992-present)

•  Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Inge G. Thulin Independent
Age: 68

Director Since: 2018

Committees:

Compensation and Management Development	Governance

Experience

Mr. Thulin has extensive management, operational, technology and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•  Executive Chairman (2018-2019)

•  Chairman, President and Chief Executive Officer (2012-2018)

•  President and Chief Executive Officer (2012)

•  Executive Vice President and Chief Operating Officer (2011-2012)

•  Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019)

Merck & Co., Inc. 2022 Proxy Statement

Proposal 1 Election of Directors	39

Kathy J. Warden Independent
Age: 50

Director Since: 2020

Committees:

Audit	Governance

Experience

Ms. Warden has broad experience in operational leadership at Northrop Grumman Corporation, an innovative company using science, technology and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a member of the Board of Visitors of James Madison University and a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•  Chairman, Chief Executive Officer and President (2019-present)

•  President and Chief Operating Officer (2018)

•  Corporate Vice President and President, Mission System Sector (2016-2017)

•  Corporate Vice President and President, Information Systems Sector (2013-2015)

•  Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (since 2018) Former • None

Peter C. Wendell Independent
Age: 71

Director Since: 2003

Committees:

Compensation and Management Development	Research

Experience

Mr. Wendell has extensive management, financial and venture capital expertise as demonstrated by his position as a Managing Director of Sierra Ventures, his service as a board member and Senior Advisor at WestBridge Capital, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the Princeton University endowment.

Career Highlights
Sierra Ventures, technology-oriented venture capital firm • Managing Director (1982-present) Stanford University • Faculty, Stanford University Graduate School of Business (1991-present)
Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2022 Proxy Statement

40

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2021, non-employee Directors were compensated for their Board service as shown in the chart below.

2021 Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$ 120,000
Annual Mandatory Deferral	$ 200,000 credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$ 30,000 for the Audit Committee(2)
$ 20,000 for the Governance Committee(3)
$ 20,000 for the Compensation and Management Development Committee
$ 20,000 for the Research Committee
Audit Committee Member Retainer	$ 10,000(2)
Lead Director Retainer	$ 40,000(3)

(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the Governance Committee charter. As a result of the combined responsibility, the Lead Director retainer totals $60,000 in the aggregate.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at the Annual Meeting of Shareholders, each Director receives a credit, which for 2021, was valued at $200,000 in the form of phantom shares denominated in Merck common stock to the Director’s account under the Directors’ Deferral Plan. Directors who join the Board after the Annual Meeting of Shareholders are credited with a pro-rata portion. All distributions from the Directors’ deferred account are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Merck common stock. Directors must attain a target Merck common stock ownership level having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Merck common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances.

As of December 31, 2021, all Directors serving at least three years have either met or exceeded these stock ownership requirements. Dr. Seidman and Ms. Warden joined the Board effective March 16, 2020, Dr. Lavizzo-Mourey joined the Board effective May 26, 2020 and Dr. Mayo joined the Board effective March 15, 2021. Each of these Directors is making progress toward meeting the stock ownership guidelines.

Merck & Co., Inc. 2022 Proxy Statement

Director Compensation 2021 Director Compensation	41

2021 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2021.

Mr. Davis and Mr. Frazier are the only Directors who are officers and employees of the Company, and they do not receive any additional compensation for their Board service.

	Director Compensation for Fiscal Year Ended December 31, 2021
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(3)		Total ($)

Leslie A. Brun(1)	$120,815	$200,000		$320,815

Thomas R. Cech, Ph.D.(1)	62,500	30,751		93,251

Mary Ellen Coe	130,000	200,000		330,000

Pamela J. Craig	150,000	225,000		375,000

Thomas H. Glocer	150,000	200,000		350,000

Risa J. Lavizzo-Mourey, M.D.	120,000	204,500		324,500

Stephen L. Mayo, Ph.D.(2)	103,441	209,140	(4)	312,581

Paul B. Rothman, M.D.	141,667	230,000		371,667

Patricia F. Russo	125,000	200,000		325,000

Christine E. Seidman, M.D.	130,000	225,000		355,000

Inge G. Thulin	120,000	200,000		320,000

Kathy J. Warden	130,000	200,000		330,000

Peter C. Wendell	120,000	230,000		350,000

(1)	Mr. Brun retired from the Board effective August 19, 2021. Dr. Cech retired from the Board effective as of the 2021 Annual Meeting of Shareholders.

(2)	Dr. Mayo was elected to the Board effective March 15, 2021.

(3)

Represents credits in the form of cash-settled deferred stock units (phantom shares) of Merck common stock to the Directors’ Deferral Plan. Dr. Cech did not receive a credit to the Directors’ Deferral Plan because he retired from the Board at the 2021 Annual Meeting of Shareholders.

Figures also include charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Cech*	$30,751

Craig	25,000

Lavizzo-Mourey	4,500

Rothman	30,000

Seidman	25,000

Wendell	30,000

*$900 of Dr. Cech’s $30,751 matched charitable contribution was requested in 2020, but not paid until 2021.

(4)	During 2021, Dr. Mayo received a prorated portion of the 2020 credit under the Directors’ Deferral Plan when he joined the Board on March 15, 2021, as well as the full 2021 portion.

Changes to Non-Employee Director Compensation Program effective 2022

The Governance Committee reviews the Company’s non-employee Director compensation program on a biennial basis. In 2021, the Governance Committee conducted such a review in consultation with FW Cook, the C&MD Committee’s independent compensation consultant.

The review included FW Cook’s analysis of both compensation levels and program design compared to Merck’s peer groups that are used for executive compensation competitive benchmarking—a U.S. pharmaceutical peer group and a supplemental peer group comprised of the Dow Jones Industrial Average companies, excluding financial services companies (as described on page 47). Based on this review and the recommendation of FW Cook, the Governance Committee submitted its findings to the full Board in November 2021 and recommended that the full Board approve changes to the non-employee Director compensation program to address anticipated market trends and increased rates prior to the Governance Committee’s biennial Director compensation program review in 2023. Based on the results of FW Cook’s analysis and the Governance Committee’s recommendation, the Board approved the following changes to the non-employee Director compensation program effective January 1, 2022:

∎	Increased annual mandatory deferral credit from $200,000 to $220,000.

The above increase represents a 6% increase in total non-employee Director compensation. The Governance Committee will continue to conduct, on a biennial basis, a competitive assessment of our non-employee Director compensation program with the goal of maintaining it at or near the median of our external peer groups.

Merck & Co., Inc. 2022 Proxy Statement

42
Proposal 2 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on page 43. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2021, approximately 90% and 83%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&MD Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 46 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2022 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 43-81 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&MD Committee or the Board and will not be construed as overruling any decision by management, the C&MD Committee or the Board. However, the Board and the C&MD Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2021, shareholders continued their support of our executive compensation programs with approximately 91% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2017 Annual Meeting, our shareholders voted in support of annual advisory votes on future executive compensation proposals. The Board has adopted a practice providing for annual say-on-pay advisory votes. The Board expects that the next say-on-pay vote will occur in 2023.

FOR The Board of Directors recommends that shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

Merck & Co., Inc. 2022 Proxy Statement

43
Compensation Discussion and Analysis

This CD&A describes the material elements of compensation for our 2021 Named Executive Officers.

Named Executive Officers

Robert M. Davis Chief Executive Officer, President and Former Chief Financial Officer

Kenneth C. Frazier Executive Chairman and Former Chief Executive Officer

Caroline Litchfield Executive Vice President and Chief Financial Officer

Frank Clyburn Former Executive Vice President and President, Human Health

Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health

Dean Li, M.D., Ph. D. Executive Vice President and President, Merck Research Laboratories

Merck & Co., Inc. 2022 Proxy Statement

44	Compensation Discussion and Analysis Executive Summary

Executive Summary

2021 was a year of significant achievement and meaningful progress for Merck in the face of what has continued to be a challenging environment for individuals, healthcare systems, and economies around the world. We remained committed to protecting the health and safety of our employees, sustaining the supply of our medicines and vaccines, employing our scientific capabilities in the global fight against COVID-19 and progressing our pipeline. We achieved strong operational performance, accelerated our broad pipeline, completed the spin-off of Organon, and completed key strategic business development transactions. Despite challenges from the ongoing pandemic, our teams performed with agility and executed with excellence.

Our efforts and underlying business strength enabled us to deliver 17% sales growth (16% excluding the impact of currency exchange). As a result, we exceeded our Revenue and Pre-Tax Income targets for our 2021 Scorecard. Commercially, we executed extremely well across all our key performance drivers, including KEYTRUDA, GARDASIL / GARDASIL 9, and Animal Health.

KEYTRUDA grew 18% (ex-exchange) to over $17 billion, reflecting continued robust global demand. In the U.S., KEYTRUDA continued to demonstrate durable momentum across all key tumors, and benefited from the recent launches in triple-negative breast cancer (neoadjuvant/adjuvant), renal cell carcinoma (adjuvant and advanced settings), advanced cervical cancer, and advanced endometrial cancer. Outside the U.S., KEYTRUDA growth continued to be driven by non-small cell lung cancer indications and the ongoing launches in head and neck and RCC (adjuvant and advanced settings). In addition, we continued to fortify our position in oncology with several milestones highlighting our strategy of targeting earlier-stage cancers where there is potential for improved outcomes by reducing the risk of recurrence. GARDASIL / GARDASIL 9 grew by 39% (ex-exchange) driving strong growth in our vaccines portfolio. Outside the U.S., robust growth was driven by strong underlying demand across all key geographies, particularly China. GARDASIL / GARDASIL 9 are increasingly being recognized as vaccines that can help prevent certain HPV-related cancers in both females and males. Our Animal Health business crossed the $5.5 billion revenue threshold with 16% growth (ex-exchange) and is well-positioned for continued success.

We also continued to progress on our pipeline, receiving more than 30 approvals and filing more than 20 new drug applications and supplemental biologics license applications in the U.S., European Union, Japan, and China. In particular, we made meaningful advancements across our broader pipeline with approvals for new molecular entities, including VAXNEUVANCE, Verquvo and WELIREG. For molnupiravir, our investigational oral antiviral COVID-19 medicine, we have received authorizations in 10 countries, including an emergency use authorization (“EUA”) in the U.S. and a special approval for emergency use in Japan. We believe molnupiravir will be an important treatment option to combat the ongoing COVID-19 pandemic with clinical trial data showing significantly reduced hospitalization or death in adult patients at high risk of progressing to severe disease. Following the FDA’s EUA in December 2021, our dedicated teams worked diligently to deliver 1.4 million courses of therapy to the U.S., Japan, United Kingdom, and other countries.

We also acted on key strategic business development opportunities to augment our pipeline, including the acquisitions of Pandion Therapeutics, Inc., a clinical-stage biotechnology company developing novel therapeutics designed to address the unmet needs of patients living with autoimmune diseases, and Acceleron Pharma Inc., a biopharmaceutical company focused on harnessing the power of the transforming growth factor (TGF)-beta superfamily of proteins, with a lead candidate, sotatercept, having the potential to provide a novel approach to treating pulmonary arterial hypertension.

Lastly, 2021 marked significant changes within the Merck executive team, including the transition of Kenneth C. Frazier to Executive Chairman and Robert M. Davis to Chief Executive Officer, both effective July 1, 2021. The Board’s succession planning resulted in the election of Dean Y. Li, M.D., Ph.D. to succeed Roger M. Perlmutter, M.D., Ph.D. as Executive Vice President and President, Merck Research Laboratories, effective January 1, 2021, and Caroline Litchfield to succeed Mr. Davis as Chief Financial Officer, effective April 1, 2021.

Scorecard Performance 2021(1)

Financial Performance(2)

	Target($B)	Actual($B)	Weighting%	Score%
Revenue	$52.80	$54.87	40%	173%
Pre-Tax Income	$19.72	$20.49	40%	132%
Non-Financial Performance
Pipeline			20%	130%
Overall Payout				148%

PSU Performance (2019–2021)(1)

	Peer Median	Merck	Result	Weighting	Payout

3-Year R-TSR	9.86%	5.90%	80%	50%	40%

	Target($B)	Actual($B)	Result	Weighting	Payout

2-Year Cum. OCF	$28.80	$32.60	200%	25%	50%

2-Year Cum. EPS	$9.64	$10.97	200%	25%	50%

Overall Payout				100%	140%

(1)   Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design, as discussed below; rounded.

(2)  For purposes of the 2021 Company Scorecard, our internal Revenue and Pre-Tax Income goals assumed Organon remained part of Merck for all of 2021; as such, Revenue was adjusted to include Organon actual performance prior to spin date and operating plan numbers post spin date, and Pre-Tax income was similarly adjusted.

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Program Objectives and Strategy	45

Executive Compensation Program Objectives and Strategy

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation to foster innovation. Ultimately, our work has an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution, we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	It generally takes 10 to 15 years to discover, develop, and bring a new product to market.

Market Competitive Pay and Pay-for-Performance

We strive to balance the need to deliver market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain, and motivate talent and align with our pay-for-performance objectives.

Our executive compensation program is designed to…

Support our efforts to attract and retain the brightest and most innovative minds in business, research, and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will benefit long-term value.

Reward our executives based on the achievement of sustained financial and operational performance and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

Variable Compensation is Critical to Achieve Our Objectives

Annual Cash Incentive

The Company Scorecard (described in more detail on page 53) focuses on our most critical business drivers — Revenue, Pre-Tax Income, and Pipeline accomplishments — and is used to determine the payout for our annual incentive for all employees, including our NEOs under the Executive Incentive Plan. Our Scorecard performance for 2021 resulted in above-target achievement of 148%.

Long-Term Incentive

The long-term incentive program, consisting of a mix of PSUs and stock options, provides our NEOs with the opportunity to own Merck stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2019 PSU program (described in more detail on page 57) paid out at 140% based on achievement of cumulative two-year OCF, cumulative two-year EPS and three-year R-TSR metrics during the performance period, weighted at 25%, 25% and 50%, respectively. As previously disclosed, cumulative two-year OCF and EPS metrics were used due to the complexities associated with disentangling our Organon business from a multi-year financial plan. Organon was successfully spun off in June 2021.

Merck & Co., Inc. 2022 Proxy Statement

46	Compensation Discussion and Analysis Compensation Policies and Practices

Say-on-Pay Advisory Vote

In 2021, shareholders continued their support for our executive compensation programs with approximately 91% of the votes cast in favor of the say-on-pay proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders. The C&MD
Committee did not make significant changes to our executive compensation program in 2021 as a direct result of the most recent say-on-pay vote.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices over time:

We do…	We do not…

Utilize a total shareholder return metric in the PSU program to align the payout with long-term stock performance and shareholder experience

  Allow Directors and management employees, including officers, to engage in transactions involving short sales, publicly traded options, hedging or pledging of Company stock

  Grant time-vested RSUs to NEOs as part of the annual LTI program

  Grant stock options with an exercise price less than fair market value

  Re-price underwater stock options without shareholder approval

  Pay tax gross-ups on any payments made in connection with a change in control event

Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) and PSUs
Monitor LTI program share utilization regularly relative to both industry standards and versus our pharmaceutical and supplemental peer groups
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Offer limited perquisites that are supported by business interests
Include caps on annual cash incentive and PSU program payouts
Retain an independent compensation consultant that reports directly to the C&MD Committee
Maintain robust stock ownership requirements and share retention policies
Maintain an incentive recoupment (i.e., clawback) policy, which was expanded in 2021 to include misconduct that affects the Company’s overall goodwill or reputation
Conduct assessments to identify and mitigate risk in our compensation programs
Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

Avoid employment agreements

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis Peer Groups	47

Peer Groups

Merck’s Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies approved by the C&MD Committee that participate in a pharmaceutical industry compensation survey conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2021, the C&MD Committee reviewed the survey results for the following peer companies that Merck competes with to attract talented, high-performing executives. The C&MD Committee occasionally reviews information related to the companies in the primary peer group that are headquartered in the U.S. because practices outside the U.S. can differ geographically.

Primary Peer Group Companies AbbVie Amgen AstraZeneca Bristol-Myers Squibb Eli Lilly GlaxoSmithKline Johnson & Johnson Novartis Pfizer Roche Holding AG Sanofi All numbers as of 12/31/2021

In 2021, the C&MD Committee approved the addition of Gilead Sciences, Inc. to our primary peer group, effective January 1, 2022.

Merck’s Supplemental Peer Group

In addition to the pharmaceutical peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design, and stock ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies, and practices.

Supplemental Peer Group Companies(1)
3M Amgen Apple Boeing Caterpillar Chevron Cisco Coca-Cola Dow Home Depot Honeywell IBM Intel	Johnson & Johnson McDonald’s Microsoft Nike Procter & Gamble salesforce.com UnitedHealth Group Verizon Visa Walgreens Walmart Walt Disney
(1) Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2021. All numbers as of 12/31/2021

Our overarching strategy is to position our executives’ target TDC at the median, on average, with variability by individual executive based on scope and complexity of role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

Merck & Co., Inc. 2022 Proxy Statement

48	Compensation Discussion and Analysis Detailed Discussion and Analysis

Detailed Discussion and Analysis

Further information regarding our 2021 Named Executive Officers and the material elements of their compensation is described below.

Compensation Decisions for 2021
Robert M. Davis Chief Executive Officer, President and Former Chief Financial Officer(1)

•  Increased base salary by $385,392

•  Increased annual incentive target percentage by 45% points(2)

•  Increased LTI target by $6,750,000(3)

•  Changes resulted in increased target TDC of 131% to reflect promotions that occurred in 2021

Age: 55

Tenure*: 8 Years

(1)   Mr. Davis was promoted from Executive Vice President, Global Services and Chief Financial Officer (“CFO”) to President, effective April 1, 2021, and became Chief Executive Officer and a member of the Board, effective July 1, 2021.

(2)  Mr. Davis’ 2021 annual incentive target increased from 105% of salary as CFO to 150% as CEO. In 2021, Mr. Davis’ actual annual incentive award was prorated for the portion of the year as CEO, effective July 2021.

(3)  Mr. Davis’ 2021 LTI target increased from $4,000,000 as CFO to $10,750,000 as CEO. In 2021, Mr. Davis’ actual LTI award was $9,200,000, which reflects 3 months at the 2021 CFO rate and 9 months at the CEO rate, when Mr. Davis became President.

Compensation Decisions for 2021
Kenneth C. Frazier Executive Chairman and Former Chief Executive Officer(1)

•  Decreased base salary by $450,000

•  Decreased annual incentive target percentage by 50% points(2)

•  Decreased LTI target by $5,000,000(3)

•  Changes resulted in decreased target TDC of 34% to reflect the transition of his role in 2021

Age: 67

Tenure*: 30 Years

(1)   Mr. Frazier stepped down as President, effective April 1, 2021, and retired as Chief Executive Officer, effective June 30, 2021. After retiring as CEO, Mr. Frazier has continued as Executive Chairman of Merck for a transition period to be determined by the Board.

(2)  Mr. Frazier’s 2021 annual incentive target decreased from 150% of salary as CEO to 100% as Executive Chairman. Mr. Frazier’s actual annual incentive award was prorated for the portion of the year as Executive Chairman, effective July 2021.

(3)  Mr. Frazier’s 2021 LTI target decreased from $15,750,000 to $10,750,000, due to his transition from CEO to Executive Chairman.

* Length of tenure is rounded.

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis Detailed Discussion and Analysis	49

Compensation Decisions for 2021
Caroline Litchfield Executive Vice President and Chief Financial Officer(1)	• Set base salary at $900,000(2) • Set annual incentive target at 100%(2) • Set LTI target at $2,200,000(2)
Age: 53

Tenure*: 31 Years

(1)   Ms. Litchfield was promoted from Senior Vice President, Treasurer to Executive Vice President and Chief Financial Officer, effective April 1, 2021.

(2)  Reflects compensation as Executive Vice President and Chief Financial Officer.

Compensation Decisions for 2021
Frank Clyburn Former Executive Vice President and President, Human Health (1)	• Set base salary at $1,000,000(2) • Set annual incentive target at 100%(2) • Set LTI target at $4,300,000(2) • Issued a $3,000,000 LTI retention award, subject to vesting conditions(3)
Age: 57

Tenure*: 14 Years

(1)   Mr. Clyburn was promoted from Executive Vice President and Chief Commercial Officer to Executive Vice President and President, Human Health, effective April 1, 2021. He resigned from his position, effective February 1, 2022.

(2)  Reflects compensation as Executive Vice President and President, Human Health.

(3)  In connection with Mr. Davis’ transition to CEO, Mr. Clyburn received a $3,000,000 LTI retention award that would have vested on May 4, 2024, subject to his continued employment. As a result of his departure in February 2022, the full amount of the retention award was forfeited, and Mr. Clyburn was not eligible for severance benefits.

* Length of tenure is rounded.

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50	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2021
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	• Set base salary at $800,000 • Set annual incentive target at 100% • Set LTI target at $2,700,000 • Issued a $2,000,000 LTI retention award, subject to vesting conditions(1)
Age: 59

Tenure*: 10 Years

(1) In connection with Mr. Davis’ transition to CEO, Mr. DeLuca received a $2,000,000 LTI retention award that will vest on May 4, 2024, subject to his continued employment.

Compensation Decisions for 2021
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories(1)	• Set base salary at $950,000(2) • Set annual incentive target at 100%(2) • Set LTI target at $3,000,000(2)
Age: 59

Tenure*: 5 Years

(1)   Dr. Li was promoted from Senior Vice President, Discovery Sciences and Translational Medicine to Executive Vice President and President, Merck Research Laboratories, effective January 1, 2021.

(2)  Reflects compensation as Executive Vice President and President, Merck Research Laboratories.

* Length of tenure is rounded.

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis The Elements of 2021 Compensation	51

The Elements of 2021 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•  Top and bottom-line performance that meets or exceeds consensus and management expectations

•  Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•  Decision-making that yields long-term value creation for shareholders

•  Targeted growth strategy, consistently seeking opportunities that complement or supplement our portfolio in Oncology, Vaccines, Hospital and Animal Health

•  Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance and pipeline advancement which leads to longer-term revenue opportunities

•  Long-term incentive comprised of a mix of performance share units and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•  Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•  Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and/or supplemental peer groups, which include the largest pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services

•  Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, demonstrated performance over time, and other factors

*Rounded based on full year long-term incentive and annual incentive targets.

The C&MD Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO and Executive Chairman. The C&MD Committee reviews and approves compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership, and performance and competitive positioning as compared to our pharmaceutical and supplemental peer groups as described in more detail on page 47.

Additional details regarding the roles and responsibilities of the C&MD Committee are provided on page 15.

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52	Compensation Discussion and Analysis The Elements of 2021 Compensation

Base Salary

The C&MD Committee must balance
the need to deliver a competitive level
of base salary with ensuring the
appropriate mix of fixed to variable
compensation for each NEO.

The table shows adjustments made to
base salaries in 2021 for Mr. Davis and
Mr. Frazier who were NEOs in 2020.
Adjustments were based on Merck’s
U.S. salary increase budget for all
employees.

Named Executive Officer	Annual Base Salary Increase %		Market/Promotional Adjustment %		New Base Salary
Davis(1)	3.0%		30.7%		$1,500,000
Frazier(2)	NA		-26.5		1,250,000
Litchfield	—	(3)	—	(3)	900,000
Clyburn	—	(3)	—	(3)	1,000,000
DeLuca	—	(3)	—	(3)	800,000
Li	—	(3)	—	(3)	950,000

(1)  Annual salary increase, effective March 2021; promotional adjustment effective July 2021.

(2) Reduction in base salary effective July 2021.

(3) Ms. Litchfield, Mr. Clyburn, Mr. DeLuca and Dr. Li were not NEOs in 2020.

Annual Cash Incentive

The NEOs participate in the Executive
Incentive Plan (“EIP”).

Award amounts under the EIP are
determined based upon achievement
of Company performance measures as
reflected by the Company Scorecard.
The overall EIP award fund cannot
exceed 200% of the aggregate total
target incentive amount for all
participants. The maximum award
amount for each NEO for 2021,
excluding the impact of the Scorecard,
is listed in the Grants of Plan-Based
Awards table on page 66.

Named Executive Officer	2020 Target Annual Incentive % of Base Salary		2021 Target Annual Incentive % of Base Salary(1)
Davis	105%		150%
Frazier	150		100
Litchfield	—	(2)	100
Clyburn	—	(2)	100
DeLuca	—	(2)	100
Li	—	(2)	100
(1) Reflects annual incentive targets as of December 31, 2021. (2) Ms. Litchfield, Mr. Clyburn, Mr. DeLuca and Dr. Li were not NEOs in 2020.

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Compensation Discussion and Analysis The Elements of 2021 Compensation	53

2021 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important long-term strategic drivers of sustainable value creation tied to our research and development pipeline — each of which is measured in the context of compliance, health, safety, and environmental outcomes. The Company Scorecard may be adjusted based on an evaluation of these outcomes, recognizing the importance they play in driving Merck’s values and a culture of integrity. For 2021, no adjustment was applied. Revenue and Pre-Tax Income are equally weighted at 40% each based on the C&MD Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure that we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals.

The target, threshold and stretch Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the head of Merck Research Laboratories, reviewed by the Research Committee, and approved by the C&MD Committee. Failure to achieve threshold performance on any of the metrics would result in forfeiture of the entire opportunity for that metric. If the combined results of the three metrics do not total at least 50, there would be no payout. The overall results of the Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework of adjustments to our reported financial results for incentive program purposes approved by the C&MD Committee to accurately reflect the operating performance of our business. For further explanation of these adjustments, please refer to Appendix B on page 99. The Scorecard results are summarized below.

2021 Company Scorecard(1)

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

Revenue:

Merck’s revenue for 2021 was $48.70B, reflecting continuing operations. For purposes of the 2021 Company Scorecard, our internal Revenue goals assumed Organon remained part of Merck for all of 2021. As such, for purposes of determining Revenue for the 2021 Company Scorecard, this figure was adjusted to include Organon actual performance prior to spin date and operating plan numbers post spin date. This result of $54.88B was adjusted to $54.87B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the impact of business development transactions (consistent with plan design and past practice). We exceeded our internal Revenue target of $52.80B due to strong performance in key pillars including oncology, vaccines, and animal health, as well as the significant contribution of molnupiravir.

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54	Compensation Discussion and Analysis The Elements of 2021 Compensation

Pre-Tax Income:

For purposes of the 2021 Company Scorecard, our internal Pre-Tax Income goals assumed Organon remained part of Merck for all of 2021. As such, Pre-Tax Income from continuing operations was adjusted to include the impact of Organon, similar to the adjustment described above for Revenue. This result of $20.48B was adjusted to $20.49B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the effect of certain business development transactions (consistent with plan design and past practice). We exceeded our internal Pre-Tax income target of $19.72B due to the sales strength that was achieved coupled with our continued discipline in expense management.

2021 Annual Incentive Payouts

The table below shows the 2021 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

Named Executive Officer 2021 Annual Incentive Payments

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/21) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)
Davis(1)	$1,500,000	150%	$1,915,274	148%	$2,834,606
Frazier(2)	1,250,000	100	1,894,658	148	2,804,094
Litchfield(3)	900,000	100	800,137	148	1,184,203
Clyburn(3)	1,000,000	100	975,342	148	1,443,506
DeLuca	800,000	100	800,000	148	1,184,000
Li(4)	950,000	100	946,486	148	1,400,799
(1)	Prorated using 105% target from January-June and 150%, effective July 1.
(2)	Prorated using 150% target and $1,700,000 in salary from January-June and 100% and $1,250,000 in salary, effective July 1.
(3)	Prorated using 100% target, effective April 1.
(4)	Prorated using 100% target, effective January 4.

Long-Term Equity Incentives

2021 Equity Award Mix

We use two long-term incentive vehicles to ensure that our LTI program remains balanced, sustainable, and supportive of its objectives over a multi-year period.

Performance Share Units
PSUs link realized compensation value to the achievement of critical financial and operational objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

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Compensation Discussion and Analysis The Elements of 2021 Compensation	55

Current LTI Grant Practices

All grants to executive officers are approved by the C&MD Committee and, in the case of our CEO and Executive Chairman, recommended by the C&MD Committee and approved by the independent members of the Board of Directors. Annual PSU grants (with a 3-year performance period) are generally made on the last business day in March and annual stock option grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to executive officers on the third business day following the announcement of quarterly earnings generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&MD Committee reserves the right to change the date when grants are made, in view of its responsibility to consider all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or date of a particular event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

2021 LTI Grant Values

The 2021 annual LTI grant values for the CEO and Executive Chairman as compared to the prior year are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 66. The LTI grant value for Mr. Davis was increased by the Board in consideration of his new role as President and Chief Executive Officer. The LTI value for Mr. Frazier was decreased by the Board in consideration of his transition to Executive Chairman. The other NEOs were not named executive officers in 2020.

	Target Grant Value(1)			Increase in Target Grant Value
Named Executive Officer	2020		2021

Davis(2)	$4,000,000		$9,200,000	+$5,200,000

Frazier	15,750,000		10,750,000	-5,000,000

Litchfield	—	(3)	2,200,000	—

Clyburn	—	(3)	4,300,000	—

DeLuca	—	(3)	2,700,000	—

Li	—	(3)	3,000,000	—

(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with FASB ASC Topic 718 and SEC disclosure rules which consider factors other than share price.

(2)

Mr. Davis’ LTI target in 2021 increased from $4,000,000 as CFO to $10,750,000 as CEO. In 2021, Mr. Davis’ actual LTI award was $9,200,000 which reflects 3 months at the 2021 CFO rate and 9 months at the CEO rate, when Mr. Davis became President.

(3)	Ms. Litchfield, Mr. Clyburn, Mr. DeLuca and Dr. Li were not NEOs in 2020.

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most applicable to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&MD Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors including management, Board, and external expectations and aspirations of our long-term performance. R-TSR performance versus our peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of our pharmaceutical peer group. Each percentage point of outperformance or underperformance versus the median modifies the earned award by +/-5 percentage points. In the event of underperformance by more than 10 percentage points, there will not be a payout on the R-TSR portion of the award. In the event of outperformance, the payout

Merck & Co., Inc. 2022 Proxy Statement

56	Compensation Discussion and Analysis The Elements of 2021 Compensation

on the R-TSR portion of the award cannot exceed 200%. If R-TSR is negative, the payout on this portion of the award cannot exceed 100%, even if our R-TSR outperforms the median of the peer group.

The 2019 PSU program ended at the end of 2021 and the payout is described on the following page. Beginning in 2020, we removed the OCF metric and increased the weighting of EPS to streamline our program design, focusing on a single earnings metric. Additionally, due to the complexities associated with disentangling our Organon business from a multi-year financial plan, we adjusted the design for the 2019, 2020, and 2021 programs as further described below. Our Organon business was successfully spun off in June 2021. With having completed the spin-off in 2021 as planned, we will revert to a three-year cumulative EPS and R-TSR design in 2022, with 50% tied to EPS and 50% tied to R-TSR.

Program Performance Period	Original Program Design	Program Design as a result of the Organon Spin-off

2019-2021	25% 3-Year EPS 25% 3-Year OCF 50% 3-Year R-TSR	25% 2-Year (2019 and 2020) EPS 25% 2-Year (2019 and 2020) OCF 50% 3-Year R-TSR

2020-2022[1]	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2020) EPS 67% 3-Year R-TSR

2021-2023[1]	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2021) EPS 67% 3-Year R-TSR
(1)	Alternative design was established on grant date and part of original grant terms.

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Compensation Discussion and Analysis The Elements of 2021 Compensation	57

Payouts Under the 2019–2021 PSU Program Performance Period

For grants issued in 2019, 70% of each NEO’s annual target LTI was converted to PSUs based on the closing price of Merck stock on the date of grant. The number of PSUs ultimately earned is based on our performance against the pre-established EPS and OCF targets and R-TSR performance. As a result of the spin-off of Organon, the original number of PSUs granted were adjusted to preserve the same intrinsic value as was in place immediately prior to the adjustments.

For the 2019-2021 performance period, as a result of the Organon spin-off, two-year (2019-2020) cumulative EPS and OCF metrics were each weighted at 25%, and three-year R-TSR versus our pharmaceutical peer group was weighted at 50%. If the Organon spin-off did not occur, three-year cumulative EPS and OFC metrics would have been used. The outcome of the combined performance resulted in an actual payout of 140% as illustrated in the tables below.

The 140% payout was based on our strong EPS and OCF performance (both at 200%) during the performance period due to the momentum in key growth areas of the business that delivered above-plan after-tax non-GAAP net income. While exceeding our operational metrics, we underperformed the median TSR of our pharmaceutical peer group by 4 percentage points, which decreased the payout by 5% for each percentage point of underperformance, resulting in an R-TSR payout of 80%.

Two -Year Cumulative EPS ($billion)[1]
$10.97 (actual)
$10.60 (stretch)
$9.64 (target)
$8.77 (threshold)
200%
114% of goal
100% of goal
Payout (0%-200%)
25% weighting
EPS result = 200%
Two - Year Cumulative OCF ($billion)[1]
$32.60 (actual)
$31.70 (stretch)
$28.80 (target)
$26.10 (threshold)
200%
113% of goal
100% of goal
Payout (0%-200%)
25% weighting
OCF result = 200%
Three - Year Annualized R-TSR[2]
50% weighting
29.9% (stretch)
9.9% (target)
5.9% (actual)
-0.1% (threshold)
200% payout
100% payout
80% payout
Stretch
Peer median
Merck
Threshold
R-TSR result = 80%
100% + [(5.9%-9.9%) x 5]
EPS
200% x 25% = 50%
+
OCF
200% x 25% = 50%
+
R-TSR
80% x 50% = 40%
Final payout =
140%[3]
of target shares

(1)

The performance periods for EPS and OCF were adjusted to two years as a result of the Organon spin. Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

(2)

R-TSR as reported by Bloomberg and calculated using the average closing price of Merck and pharmaceutical peer group company common stock for December 2018 and December 2021, assuming reinvestment of dividends, including the special dividend of Organon shares; rounded.

(3)	Rounded to the nearest whole percentage.

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58	Compensation Discussion and Analysis The Elements of 2021 Compensation

Named Executive Officer PSU Distribution

Based on the final payout of 140%, the NEOs received the following number of shares of Merck common stock, including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Pre-Spin Target Award (# of shares)	Adjusted Post-Spin Target Award(1) (# of shares)	Final Award(2) (# of shares)

Davis	33,666	34,699	53,457

Frazier	126,247	130,120	200,456

Litchfield	2,886	2,975	4,584

Clyburn	15,150	15,615	24,056

DeLuca	16,833	17,349	26,728

Li	2,886	2,975	4,584
(1)	As a result of the spin-off of Organon, the original number of PSUs granted in 2019 were adjusted to preserve the same intrinsic value as was in place immediately prior to the adjustments.
(2)	Includes accrued dividends distributed in shares following final award determination.

Additional information regarding the payouts under the 2019-2021 PSU performance period is provided in the Option Exercises and Stock Vested table on page 71.

To accurately reflect the operating performance of our business, the C&MD Committee approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus Non-GAAP results, please refer to Appendices A and B on pages 97 and 99, respectively.

Retention Actions

In connection with Merck’s 2021 CEO transition, the C&MD Committee approved retention LTI grants for Mr. Clyburn ($3,000,000) and Mr. DeLuca ($2,000,000). Under their leadership, the Human Health and Animal Health businesses delivered strong results in 2020, despite the impact of the COVID-19 pandemic, in what continues to be a highly competitive and challenging marketplace. These two retention grants were intended to ensure Mr. Clyburn and Mr. DeLuca remained focused on leading their respective businesses during and following the CEO transition. The LTI grants were issued on May 4, 2021 in the form of 100% RSUs, vesting in their entirety at the end of a three-year period, subject to their continued employment. As a result of Mr. Clyburn’s resignation, effective February 1, 2022, he forfeited the full value of his retention LTI grant.

	Retention LTI Grant
Named Executive Officer	RSU Retention Grant Value	Grant Date	Vest Date

Clyburn	$3,000,000	May 4, 2021	Forfeited

DeLuca	2,000,000	May 4, 2021	May 4, 2024

Other Employee Benefits

Similar to Merck’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a highly competitive market. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a healthy, productive, and focused workforce.

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the C&MD Committee believes are reasonable, appropriate, and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with knowledgeable financial and tax planning experts who can help them understand the compensation and benefits programs in which they participate.

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis The Elements of 2021 Compensation	59

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. In addition, this requirement continued for Mr. Frazier following his transition to Executive Chairman, as a result of our security team’s recommendation. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than our CEO and Executive Chairman, there was no reported usage for any other NEO.

•

Personal use of Company car and driver. Our CEO and Executive Chairman are provided with a car and driver to ensure their individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, allowing them to devote additional time to critical Company business.

•

Residential security systems. Reimbursement for the installation, maintenance and remote access of residential security systems is provided to select executives, when deemed necessary by our internal global security team. Executives are responsible for paying monthly security monitoring fees, which are not reimbursable.

2022 Compensation Actions

As part of our annual compensation review, the C&MD Committee reviewed and approved target TDC opportunities for our executive officers, including our NEOs. The Board of Directors (excluding Mr. Davis and Mr. Frazier) reviewed and approved Mr. Davis’ and Mr. Frazier’s target TDC.

Mr. Davis’ target TDC for 2022 increased by 7.7% based on a review of his competitive positioning relative to the primary pharmaceutical and supplemental (Dow) peer groups. Consistent with our compensation strategy that supports a pay-for-performance culture, the Board intends to increase Mr. Davis’ target TDC over time to achieve a more competitive position relative to these peer groups, assuming continued strong business performance and leadership. As part of Mr. Davis’ target TDC increase, annual base salary increased by 3%, there was no change in target annual incentive percent, and target LTI was increased by $1,000,000 to $11,750,000.

Mr. Frazier’s 2022 target TDC was reduced by 43.4%, recognizing his reduced responsibilities as Executive Chairman for 2022 and consistent with market practice for CEOs transitioning to Executive Chairmen. No change was made to Mr. Frazier’s annual base salary or target annual incentive percent. Mr. Frazier’s target LTI grant was reduced by $5,750,000 to $5,000,000. In addition, while there is no definitive timing for Mr. Frazier’s retirement as Executive Chairman, the Board determined that his continued service as Executive Chairman would be for a transition period and, as such, intends to provide Mr. Frazier’s LTI grant in the form of RSU awards that vest one year from the date of the grant. Similar to Mr. Frazier’s 2019-2021 grants, the 2022 RSU awards will be subject to continued compliance with non-compete and non-solicit requirements.

To better align their compensation with the overall market, Ms. Litchfield’s, Mr. DeLuca’s and Dr. Li’s target TDC increased by 17.5%, 9.3% and 23.5%, respectively. This included market adjustments to their annual base salaries and increases in their annual LTI grants. Given Mr. Clyburn’s departure, he did not receive an increase to his annual base salary or an LTI grant.

The following table summarizes adjustments made to CEO, Executive Chairman, and other NEO compensation for 2022.

Named Executive Officer(1)	Target Total Direct Compensation Increase %	Annual Base Salary Increase%		Target Annual Incentive % of Base Salary	Target LTI Grant Value Increase $

Davis	+7.7%	+3.0%		No change	+$1,000,000	(2)

Frazier	-43.4	No change		No change	-5,750,000

Litchfield	+17.5	+8.3	(3)	No change	+550,000

DeLuca	+9.3	+6.3	(3)	No change	+300,000

Li	+23.5	+13.2	(3)	No change	+900,000

(1)	Mr. Clyburn resigned from his position, effective February 1, 2022. As a result, he did not receive an increase to his annual base salary or a 2022 LTI grant and is not reflected in the table above.
(2)

Mr. Davis’ target LTI grant was increased from a full year target of $10,750,000 to $11,750,000. In 2021, Mr. Davis’ actual LTI award was $9,200,000 which reflects 3 months at the 2021 CFO rate and 9 months at the CEO rate, when Mr. Davis became President.

(3)	Includes market adjustment as described above.

Merck & Co., Inc. 2022 Proxy Statement

60	Compensation Discussion and Analysis The Elements of 2021 Compensation

Other Compensation Practices

Stock Ownership Requirements

The C&MD Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of their base salary for so long as they remain in office. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and Executive Chairman and 75% for the other NEOs). In calculating the attainment of our stock ownership requirements, we exclude (1) unexercised stock options and (2) unvested PSUs and RSUs.

The following table sets forth the stock ownership requirements and current stock ownership status as a percentage of the requirement for the CEO, Executive Chairman, and other NEOs as of February 28, 2022.

(1)	Ms. Litchfield and Dr. Li became Executive Officers in 2021. Mr. Clyburn resigned from his position, effective February 1, 2022; therefore, he is no longer subject to the stock ownership requirements.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, the Board will seek reimbursement for the annual cash incentive and/or LTI awards paid to the executive, where the Board determines (a) the executive engaged in misconduct that resulted in a material violation relating to (i) the research, development, manufacturing, sales or marketing of the Company’s products or (ii) the overall goodwill or reputation of the Company (the latter of which was added and approved by the C&MD Committee in November 2021), or (b) a significant restatement of financial results has occurred. In the event of a financial restatement, the portion of the annual cash incentive and/or PSUs paid to the executive, in excess of the amount that would have been paid if the financial results were reported accurately, will be recouped.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits Directors and management level employees, including officers, from engaging in short sales, publicly traded options, hedging transactions, and pledging of Company stock.

Tax Deductibility of Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&MD Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Merck & Co., Inc. 2022 Proxy Statement

Compensation Discussion and Analysis Compensation Risk Assessment	61

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&MD Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the Compensation Policies and Practices chart on page 46.

In 2020, Merck engaged Pay Governance, a compensation consultant to management, to perform a formal assessment of our executive compensation program, policies, and practices based on generally accepted compensation practices. The results of the assessment were reviewed by FW Cook, the C&MD Committee’s independent compensation consultant, and then discussed with the C&MD Committee in November 2020. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis. The next formal assessment is scheduled for review and discussion with the C&MD Committee in November 2022.

Compensation and Management Development Committee Report

The C&MD Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&MD Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Management Development Committee

Patricia F. Russo (Chair)

Thomas H. Glocer

Risa J. Lavizzo-Mourey, M.D.

Inge G. Thulin

Peter C. Wendell

Merck & Co., Inc. 2022 Proxy Statement

62

Summary Compensation Table

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2021, 2020, and 2019. The Named Executive Officers are the Company’s Chief Executive Officer, Executive Chairman, Chief Financial Officer and the three next most highly compensated executive officers as of December 31, 2021.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Robert M. Davis Chief Executive Officer, President and Former Chief Financial Officer	2021		$1,319,959	0	$6,324,576		$2,760,003	$2,834,606	$235,640	(7)	$247,337	$13,722,121
	2020		1,112,795	0	2,737,406		1,199,772	1,018,194	611,948		159,395	6,839,510
	2019		1,075,557	0	3,046,785		1,200,201	2,090,702	193,079		120,864	7,727,188
Kenneth C. Frazier Executive Chairman and Former Chief Executive Officer	2021		1,478,681	0	7,390,092		3,225,004	2,804,094	0	(8)	299,049	15,196,920
	2020		1,702,006	0	10,778,499		4,724,098	2,218,500	2,288,641		376,685	22,088,429
	2019		1,659,482	0	11,425,398		4,500,763	4,609,200	5,078,147	(9)	375,485	27,648,475
Caroline Litchfield Executive Vice President and Chief Financial Officer	2021		805,060	0	1,512,420		660,001	1,184,203	0	(13)	59,770	4,221,454
	2020	(10)	—	—	—		—	—	—		—	—
	2019	(10)	—	—	—		—	—	—		—	—
Frank Clyburn Former Executive Vice President and President, Human Health(11)	2021		960,343	0	5,956,031	(12)	1,290,003	1,443,506	187,604		83,584	9,921,071
	2020	(10)	—	—	—		—	—	—		—	—
	2019	(10)	—	—	—		—	—	—		—	—
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	2021		790,247	0	3,856,115	(12)	809,999	1,184,000	128,732		71,907	6,841,000
	2020	(10)	—	—	—		—	—	—		—	—
	2019	(10)	—	—	—		—	—	—		—	—
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	2021		937,104	0	2,062,363		900,003	1,400,799	114,593		66,057	5,480,919
	2020	(10)	—	—	—		—	—	—		—	—
	2019	(10)	—	—	—		—	—	—		—	—

(1)

Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded nonqualified savings plan.

For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 75.

(2)

The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2021, 2020, and 2019, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. Please refer to pages 55-57 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021.

The maximum value of the PSU awards granted to the Named Executive Officers during 2021 assuming achievement of the highest level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)
Davis	$12,649,152
Frazier	14,780,183
Litchfield	3,024,840
Clyburn	5,912,043
DeLuca, Jr.	3,712,269
Li	4,124,727

For more information on the awards granted during 2021, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 66.

Merck & Co., Inc. 2022 Proxy Statement

Summary Compensation Table	63

(3)

The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2021, 2020 and 2019, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021.

For more information on stock options granted during 2021, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 66.

(4)	Represents amounts paid under the Executive Incentive Plan. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 66.

Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 75.

(5)

Amounts shown are solely an estimate of the aggregate change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2020 to December 31, 2021. These plans include the Merck U.S. Pension Plan, MSD Supplemental Retirement Plan, and U.K. Pension Plan (Ms. Litchfield only). For more information about the U.S. plans, see the Pension Benefits table and accompanying narrative beginning on page 72.

The Merck Deferral Program, an unfunded nonqualified savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 75.

(6)

See the All Other Compensation table on page 64 for additional details on amounts. See footnotes 1 and 4 to the All Other Compensation table for an explanation of how financial and tax planning benefits, as well as installation, maintenance, and remote access of home security, are valued. For all other personal benefits provided to the Named Executive Officers, in accordance with SEC disclosure rules, we calculated the cost of those benefits as the incremental cost of providing them. Each benefit plan serves a business purpose, as described further in the Other Employee Benefits section on page 58.

(7)	Change in value compared to previous year is smaller primarily due to significant decrease in pension eligible earnings compared to 2020 and increase in discount rates.

(8)	Change in pension value is negative primarily due to age and increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(9)	Change in value for 2019 is mainly attributed to lower discount rates, an increase in five-year average pay and an additional year of service.

(10)	Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li were not Named Executive Officers in 2019 and 2020.

(11)	Mr. Clyburn resigned as Executive Vice President and President, Human Health, effective February 1, 2022.

(12)	Includes value of RSU retention grant.

(13)

The U.S. change in pension value is positive; however, the U.K. change in pension value is negative due to an increase in discount rates and change in mortality assumptions, resulting in an aggregate negative change in pension value that is reported as $0.

Merck & Co., Inc. 2022 Proxy Statement

64	Summary Compensation Table

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($)(1)	Company Aircraft ($)(2)	Company Car and Driver ($)(3)	Installation, Maintenance and Remote Access of Home Security ($)(4)	Relocation Expense ($)	Savings Plan Company Match and Credits ($)(5)	Total ($)

Davis	2021		$10,000	$94,552	$11,353	$26,258	$0	$105,174	$247,337

	2020		10,000	0	3,620	0	0	145,775	159,395

	2019		10,000	0	0	0	0	110,864	120,864

Frazier	2021		10,000	93,769	25,262	3,966	0	166,052	299,049

	2020		10,000	21,983	50,572	7,637	0	286,493	376,685

	2019		10,000	90,661	50,121	12,378	0	212,325	375,485

Litchfield	2021		10,000	0	0	0	0	49,770	59,770

	2020	(6)	—	—	—	—	—	—	—

	2019	(6)	—	—	—	—	—	—	—

Clyburn	2021		10,000	0	1,358	0	0	72,226	83,584

	2020	(6)	—	—	—	—	—	—	—

	2019	(6)	—	—	—	—	—	—	—

DeLuca, Jr.	2021		10,000	0	0	0	0	61,907	71,907

	2020	(6)	—	—	—	—	—	—	—

	2019	(6)	—	—	—	—	—	—	—

Li	2021		10,000	0	0	0	0	56,057	66,057

	2020	(6)	—	—	—	—	—	—	—

	2019	(6)	—	—	—	—	—	—	—

(1)	The Named Executive Officers receive a cash allowance each December for financial and tax planning benefits.

(2)

The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit is taxable to the Named Executive Officers. As further described in the Other Employee Benefits section on page 58, personal use of Company aircraft is required for the CEO and Executive Chairman for security purposes.

(3)

The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit is taxable to the Named Executive Officers.

The incremental cost calculation for personal use of Company car and driver by the Named Executive Officers includes driver overtime, meals, travel pay, maintenance and fuel costs. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, as further described in the Other Employee Benefits section on page 58.

(4)	Installation, maintenance, and remote access of home security are valued at actual costs billed by outside vendors.

(5)

The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and 4.5% credit of eligible compensation in excess of the IRS limit to the Named Executive Officers’ accounts under the Merck Deferral Program.

(6)	Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li were not Named Executive Officers in 2019 and 2020.

Merck & Co., Inc. 2022 Proxy Statement

65

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO and (3) the ratio of those two numbers.

Median Total Annual Compensation

We used base salary as of October 31, 2021, to identify the employee with the median total annual compensation (not including our CEO). For this purpose, we annualized base salary for all full and part-time employees (other than our CEO) hired after January 1, 2021 and employed as of October 31, 2021. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2020 through October 31, 2021.

Exemptions

Total Employees Before and After De Minimis Exemption

Merck’s employee population as of October 31, 2021 included 26,810 (37%) employees in the United States and 45,197 (63%) employees outside the United States. After excluding 3,600 employees in 19 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 68,407 employees globally.

Excluded Under De Minimis Exemption

Country	Number of Employees	Country	Number of Employees

Algeria	60	Jordan	35

Belarus	2	Malaysia	464

Bosnia and Herzegovina	6	Nigeria	1

Bulgaria	59	Oman	6

Dominican Republic	11	Peru	147

Ecuador	55	Philippines	230

Egypt	196	Turkey	526

Honduras	6	Uruguay	90

India	1,224	Vietnam	282

Indonesia	200

TOTAL			3,600

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements for calculating total annual compensation was $102,803 comprised of base salary, annual incentive, savings plan company match and change in pension value. The total annual compensation for our CEO was $13,722,121. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 133 to 1.

Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare Merck’s ratio to the ratios of other companies.

Merck & Co., Inc. 2022 Proxy Statement

66

Grants of Plan-Based Awards

The following table provides information concerning each award made in 2021 to the Named Executive Officers under any incentive plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2021

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Award Type		Thres- hold ($)(1)	Target ($)(1)	Maximum ($)(1)	Thres- hold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Davis	3/31/2021	2/26/2021	PSU					0	86,102	172,204				$6,324,576

	5/4/2021	2/26/2021	Options									290,272	73.73	2,760,003

			EIP		$0	$1,915,274	$3,830,548

Frazier	3/31/2021	2/26/2021	PSU					0	100,607	201,214				7,390,092

	5/4/2021	2/26/2021	Options									339,177	73.73	3,225,004

			EIP		0	1,894,658	3,789,316

Litchfield	3/31/2021	2/26/2021	PSU					0	20,590	41,180				1,512,420

	5/4/2021	2/26/2021	Options									69,413	73.73	660,001

			EIP		0	800,137	1,600,274

Clyburn	3/31/2021	2/26/2021	PSU					0	40,243	80,486				2,956,021

	5/4/2021	3/22/2021	RSU	(6)							40,690			3,000,009

	5/4/2021	2/26/2021	Options									135,671	73.73	1,290,003

			EIP		0	975,342	1,950,684

DeLuca, Jr.	3/31/2021	2/26/2021	PSU					0	25,269	50,538				1,856,135

	5/4/2021	3/22/2021	RSU								27,126			1,999,981

	5/4/2021	2/26/2021	Options									85,188	73.73	809,999

			EIP		0	800,000	1,600,000

Li	3/31/2021	2/26/2021	PSU					0	28,077	56,154				2,062,363

	5/4/2021	2/26/2021	Options									94,654	73.73	900,003

			EIP		0	946,486	1,892,972

(1)

Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2021. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

(2)

The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. The performance goals of PSUs reflect the adjustments that occurred as of June 2, 2021 in connection with the Organon & Co. (“Organon”) spin-off as described in the registration statement on Form 10 filed with the SEC by Organon (the “Form 10”). As reported in the Form 10, the performance goals were equitably adjusted to reflect the Organon spin-off and the number of units subject to such awards was adjusted to preserve the same intrinsic value and general terms and conditions as were in place immediately prior to the adjustments. For more information on PSUs, see the PSU Program section on page 55 and the narrative to the Grants of Plan-Based Awards table on the following page.

(3)

Number of shares of stock or units reflects the adjustments that occurred as of June 2, 2021 in connection with the Organon spin-off as described in the Form 10. As reported in the Form 10, all Merck time-based RSU awards outstanding as of immediately prior to the distribution date were converted on the distribution date into adjusted Merck awards for Merck employees to preserve the same intrinsic value and general terms and conditions (including vesting) as were in place immediately prior to the adjustments. For more information on RSUs, see the narrative to the Grants of Plan-Based Awards table on the following page.

(4)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date. Exercise price and holdings reflect the adjustments that occurred as of June 2, 2021 in connection with the Organon spin-off as described in the Form 10. As reported in the Form 10, all Merck stock option awards outstanding as of immediately prior to the distribution date were converted on the distribution date into adjusted Merck awards for Merck employees to preserve the same intrinsic value and general terms and conditions (including vesting) as were in place immediately prior to the adjustments. For more information on stock options granted to the NEOs in 2021, please see Current LTI Grant Practices on page 55.

(5)

This column represents the full grant date fair value of PSUs, RSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2021.

(6)	In connection with Mr. Clyburn’s resignation as Executive Vice President and President, Human Health, effective February 1, 2022, Mr. Clyburn’s RSU award, granted on 5/4/2021, was forfeited.

Merck & Co., Inc. 2022 Proxy Statement

Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table	67

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is a shareholder-approved plan that is administered by the C&MD Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the three metrics do not total at least 50, no payout will be made.

General Information Regarding Long-Term Incentives

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the NYSE on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

RSUs, subject to their terms, generally vest and become payable in equal installments in shares of Merck common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest. Mr. Clyburn and Mr. DeLuca, Jr. each received special one-time RSU retention grants on May 4, 2021 that would vest in their entirety on the third anniversary of the grant date, subject to their continued employment. In connection with Mr. Clyburn’s resignation as Executive Vice President and President, Human Health, effective February 1, 2022, Mr. Clyburn’s RSU retention grant was forfeited. Please refer to the Retention Actions section on page 58 for more information.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Merck common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&MD Committee within the first 90 days of the applicable performance cycle.

Similar to PSUs granted in 2020, the program design for PSUs granted in 2021 was adjusted as a result of the successful spin-off of our Organon business as follows:

•	33% of the award will be determined by the Company’s 2021 EPS versus target.

•

67% of the award will be determined by the Company’s average annual total shareholder return (inclusive of reinvested dividends) relative to the median total shareholder return for our peer group for the three-year performance period (2021-2023).

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

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Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2021.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2021

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Davis	167,613			5/5/17	$62.07	5/5/18	5/4/27

	143,329			5/4/18	56.04	5/4/19	5/3/28

	77,578	38,792		5/3/19	77.62	5/3/20	5/2/29

	41,509	83,020		5/1/20	75.36	5/1/21	4/30/30

		290,272		5/4/21	73.73	5/4/22	5/3/31

										75,016	(3)	$5,749,226

										172,204	(4)	13,197,715

Frazier	567,084			5/9/14	$56.49	5/9/15	5/8/24

	765,828			5/1/15	58.08	5/1/16	4/30/25

	839,941			5/10/16	53.06	5/10/17	5/9/26

	551,360			5/5/17	62.07	5/5/18	5/4/27

	490,337			5/4/18	56.04	5/4/19	5/3/28

	290,926	145,464		5/3/19	77.62	5/3/20	5/2/29

	163,444	326,890		5/1/20	75.36	5/1/21	4/30/30

		339,177		5/4/21	73.73	5/4/22	5/3/31

										295,378	(3)	$22,637,770

										201,214	(4)	15,421,041

Litchfield	38,291			5/1/15	$58.08	5/1/16	4/30/25

	41,997			5/10/16	53.06	5/10/17	5/9/26

	26,465			5/5/17	62.07	5/5/18	5/4/27

	22,630			5/4/18	56.04	5/4/19	5/3/28

	11,634	5,821		5/3/19	77.62	5/3/20	5/2/29

	6,770	13,543		5/1/20	75.36	5/1/21	4/30/30

		69,413		5/4/21	73.73	5/4/22	5/3/31

								773	$59,243

								1,732	132,740

										6,992	(3)	$535,867

										41,180	(4)	3,156,035

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Outstanding Equity Awards	69

Outstanding Equity Awards for Fiscal Year Ended December 31, 2021

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Clyburn	19,848			5/2/14	$56.49	5/2/15	5/1/24

	5,668			2/9/15	56.60	2/9/16	2/8/25

	44,673			5/1/15	58.08	5/1/16	4/30/25

	55,995			5/10/16	53.06	5/10/17	5/9/26

	35,287			5/5/17	62.07	5/5/18	5/4/27

	41,489			5/4/18	56.04	5/4/19	5/3/28

	34,910	17,456		5/3/19	80.00	5/3/20	5/2/29

	25,942	51,888		5/1/20	77.67	5/1/21	4/30/30

		135,671		5/4/21	73.73	5/4/22	5/3/31

								40,690	$3,118,482

										46,886	(3)	$3,593,343

										80,486	(4)	6,168,447

DeLuca, Jr.	59,564			5/1/15	58.08	5/1/16	4/30/25

	104,993			5/10/16	53.06	5/10/17	5/9/26

	66,163			5/5/17	62.07	5/5/18	5/4/27

	75,436			5/4/18	56.04	5/4/19	5/3/28

	38,790	19,395		5/3/19	80.00	5/3/20	5/2/29

	25,942	51,888		5/1/20	77.67	5/1/21	4/30/30

		85,188		5/4/21	73.73	5/4/22	5/3/31

								27,126	$2,078,937

										46,886	(3)	$3,593,343

										50,538	(4)	3,873,232

Li	14,702			5/5/17	62.07	5/5/18	5/4/27

	15,087			5/4/18	56.04	5/4/19	5/3/28

	11,634	5,821		5/3/19	80.00	5/3/20	5/2/29

	7,004	14,010		5/1/20	77.67	5/1/21	4/30/30

	1,296	2,595		5/1/20	77.67	5/1/21	4/30/30

		94,654		5/4/21	73.73	5/4/22	5/3/31

								773	$59,243

								1,791	137,262

								332	25,444

										8,574	(3)	$657,111

										56,154	(4)	4,303,643

(1)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award. Upon retirement, if a retiree has unvested stock options that would have become exercisable within 12 months following retirement had the retiree remained employed, such unvested options vest and become exercisable on the applicable scheduled date and the remainder expire as of the retirement date.

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70	Outstanding Equity Awards

(2)

RSUs are payable in shares of Merck common stock and generally vest in equal installments on the first, second and third anniversaries of the grant date, provided the individual remains continuously employed through the vesting date. Mr. Clyburn and Mr. DeLuca, Jr. each received special one-time RSU retention grants on May 4, 2021, vesting in their entirety at the end of a three-year period, subject to continued employment. Upon retirement, if a retiree has unvested RSUs, a pro rata portion will be distributed to the retiree on the dates on which the RSUs would have vested had employment continued. The pro rata portion is determined based on the number of completed months of employment during the 3-year vesting period relative to the total length of the period, i.e. 36 months. The remaining portion of unvested RSUs is forfeited as of the retirement date.

(3)

Maximum (200% of target) of PSUs granted during 2020 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2022.

(4)

Maximum (200% of target) of PSUs granted during 2021 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2023.

(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $76.64, the closing price of Merck common stock on December 31, 2021.

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Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2021.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

Davis	—	$—	53,457	(a)	$3,929,624

Frazier	663,881	25,632,956	200,456	(a)	14,735,521

Litchfield	22,683	782,813	4,584	(a)	336,970

Clyburn	59,086	2,173,380	24,056	(a)	1,768,357

DeLuca, Jr.	165,187	6,107,450	26,728	(a)	1,964,775

Li	—	—	4,584	(a)	336,970

(1)

This column represents the values realized upon stock option exercises during 2021, which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2021 of the following:

(a)

PSUs granted in 2019 that were paid on February 24, 2022, including dividends accrued and paid in shares. The total net after-tax number of shares of Merck common stock received from the vesting of PSUs was 29,896 for Mr. Davis, 119,488 for Mr. Frazier, 2,429 for Ms. Litchfield, 14,541 for Mr. Clyburn, 15,966 for Mr. DeLuca, Jr., and 3,023 for Dr. Li.

(3)	The value realized for PSUs was determined by multiplying the number of vested units by the market price of Merck common stock on February 24, 2022.

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Pension Benefits

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from: the Merck U.S. Pension Plan (the “Qualified Plan”), the MSD Supplemental Retirement Plan (the “SRP”) and U.K. Pension Plan (see footnote 4 below). The terms of the U.S. plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2021

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Davis	Qualified Plan	—	7.67	$211,168	$0

	SRP	—	7.67	1,465,456	0

Frazier	Qualified Plan	27.50	29.58	1,608,271	0

	SRP	27.50	29.58	29,403,403	0

Litchfield(4)	Qualified Plan	—	31.25	75,094	0

	SRP	—	31.25	221,036	0

	U.K. Pension Plan	26.25	—	4,663,183	0

Clyburn	Qualified Plan	11.50	13.92	687,878	0

	SRP	11.50	13.92	2,821,094	0

DeLuca, Jr.	Qualified Plan	8.00	10.25	513,036	0

	SRP	8.00	10.25	2,350,605	0

Li	Qualified Plan	—	4.75	126,298	0

	SRP	—	4.75	294,500	0

(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. Mr. Davis, Ms. Litchfield, and Dr. Li do not have Credited Service because they entered the U.S. Plans after December 31, 2012 and only have a benefit under the Cash Balance formula.

The number of years of Credited Service for Ms. Litchfield in the U.K. Pension Plan row shown is used for benefit accrual purposes while she participated in the plan prior to her transfer from the U.K. to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the U.S. Pension Plan and the MSD Supplemental Retirement Plan.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.

Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

The Cash Balance Service for Ms. Litchfield is based on her original hire date and is used to determine the pay credit level under the Cash Balance formula. Benefit accruals under the Cash Balance formula did not start until January 1, 2020, effective with her transfer to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the U.S. Pension Plan and the MSD Supplemental Retirement Plan.

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. Mr. Frazier qualifies for unreduced benefits, and valuation occurred as of December 31, 2021. The Cash Balance account as of December 31, 2021 is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis, Ms. Litchfield, and Dr. Li have only a Cash Balance benefit, which is valued as of December 31, 2021. Some key assumptions include:

•	Discount rate equals 3.0% for the Qualified Plan and 2.8% for the SRP;

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Pension Benefits	73

•	Interest crediting rate equals 4.95% for both the Qualified Plan and the SRP;

•	Mortality based on 100% of the sex distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2021 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2021 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.

(4)

The amounts in the table for the U.K. Pension Plan for Ms. Litchfield reflect benefits accrued during her participation in the plan plus legally required U.K. pension consumer price index increases. The amounts reported represent the actuarial present value of the accrued benefit payable at age 65, and converted from GBP to USD using an exchange rate ($1/£) of 1.342696 as of December 31, 2021.

The NEOs participate in both U.S. defined benefit plans, as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP are based on several formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012 receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Only Mr. Frazier, Mr. DeLuca, Jr. and Mr. Clyburn are eligible for transition benefits.

Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Cash Balance Formula: For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance

At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

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74	Pension Benefits

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of credited service is entitled to early retirement subsidies. Under this provision unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. SRP accruals post-2004 are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

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Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings, and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, nonqualified, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus (but not less than $3,000), and/or up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2021

Name	Executive Contributions in 2021 ($)	Registrant Contributions in 2021 ($)(1)	Aggregate Earnings in 2021 ($)(2)	Aggregate Withdrawals/ Distributions in 2021 ($)	Aggregate Balance at 12/31/21 ($)(3)

Davis	$0	$92,124	$139,997	$0	$1,077,132

Frazier	0	153,002	2,454,256	0	25,865,809

Litchfield	0	36,720	9,911	0	93,968

Clyburn	38,758	59,176	221,064	0	1,748,791

DeLuca, Jr.	166,933	48,857	669,716	0	4,135,862

Li	0	43,007	44,987	0	227,197

(1)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2021.

(2)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2021 to December 31, 2021.

(3)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Davis, $132,950 for 2020 and $98,264 for 2019; Frazier, $273,668 for 2020 and $199,725 for 2019. Ms. Litchfield, Mr. Clyburn, Mr. DeLuca and Dr. Li were not NEOs prior to 2021.

Merck Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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Potential Payments Upon Termination or a Change in Control

The section below describes the payments that may be made to the NEOs upon separation, either pursuant to individual agreements or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see the Pension Benefits table and related narrative beginning on page 72.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the NEOs, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as compliance with non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2021, certain management-level employees, including the NEOs, were eligible to receive the following severance pay, payable in a lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Health and Welfare Continuation. Separated employees are eligible for continued participation in the Company’s medical, dental and basic life insurance plans for 26 to 78 weeks, depending on their years of continuous service, by paying contributions at the same rate as paid by active employees.

Outplacement Assistance. Certain management-level employees, including the NEOs, are eligible for up to 12 months of executive outplacement services.

EIP Awards

As part of our standard practice for separated employees and depending on the date of separation, we may pay an amount in lieu of a bonus payout under the EIP.

•

If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•

If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separation occurred, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•

If employment terminates after June 30 and before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year.

Merck & Co., Inc. 2022 Proxy Statement

Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements	77

Effects Under Other Benefit Plans

Separated employees may be eligible for additional benefits under other plans as described below. In general, these benefits are only provided in exchange for a valid release of claims.

Retirement Plan Bridge. This benefit is available to employees who would have been at least age 50 with at least 10 years of Cash Balance Service as of December 31 of the year in which their separation occurs. These employees receive a pro-rata portion of the enhancement provided by early retirement subsidies as described in the Pension Benefits section beginning on page 72. The pro-rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree.

Retiree Healthcare Bridge. If the employee is at least age 52 with 10 years of Cash Balance Service as of December 31 of the year in which separation occurs they are eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as they may be amended from time to time.

Options, RSUs and PSUs. In 2021, all separated employees who are entitled to the Retirement Plan Bridge, as described above, are also eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock option, RSU and PSU grants occurring during or after 2013, generally, separated “bridged” employees are eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits. If they are not also eligible for subsidized retiree medical benefits, separated bridged employees will be treated in accordance with the equity plan’s provisions applicable to involuntarily terminated employees.

Individual Agreements and Arrangements

When Robert M. Davis was appointed Executive Vice President and Chief Financial Officer by the Board effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service. The terms of this offer letter continue in full force and effect following his promotions that occurred in 2021.

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78	Potential Payments Upon Termination or a Change in Control Change in Control

Change in Control

Participants in the Change in Control Plan include the NEOs as well as certain other senior executives whose participation was allowed to continue when the C&MD Committee otherwise reduced the size of the participant population in 2012. With respect to the NEOs, the severance benefits described below would be provided upon qualifying terminations of employment within two years following a change in control.

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of the NEO’s base salary, plus the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs. These benefits are reduced by benefits obtained from a subsequent employer.

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (1) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (2) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above.

•	An NEO who is a participant in the Company’s pension plan will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for up to 12 months.

A “change in control” for purposes of the Change in Control Plan generally consists of any of the following:

•	An acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

•	The current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	The consummation of a merger, consolidation or reorganization, unless

-	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

-	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

-	no person owns 30% or more of the voting securities of the Company or the successor; or

•	Shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

There are two types of termination of employment that entitle an NEO to receive severance benefits under the Change in Control Plan: a termination without Cause, or a resignation by the NEO for “good reason,” in each case within two years following a change in control. An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability.

A termination for “good reason” generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title or reporting level) other than:

-	an isolated, insubstantial and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

-	a change in the person to whom (but not the position to which) the NEO reports;

Merck & Co., Inc. 2022 Proxy Statement

Potential Payments Upon Termination or a Change in Control Change in Control	79

-	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

-	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

•	Reducing annual base salary or level of bonus opportunity;

•

Changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•

Failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

•

Failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the Change in Control Plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “Cause” generally includes:

•

Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

•	Willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the Change in Control Plan, an NEO must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the NEO not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements. The severance benefits under the Change in Control Plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the NEO of the restrictive covenants and other obligations under the release.

The NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•

In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each option in an amount equal to the difference between the exercise price and the price paid to shareholders in the change in control and the applicable exercise price.

•

Upon a change in control, an award continues until the end of the award period, but the portion of PSUs that will become vested, including upon a subsequent involuntary termination, will be based on target performance.

In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to

Merck & Co., Inc. 2022 Proxy Statement

80	Potential Payments Upon Termination or a Change in Control Change in Control

eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the additional payments and benefits the NEOs would have been entitled to receive under applicable plans and arrangements, assuming the applicable triggering event occurred on December 31, 2021. These amounts are in addition to what would otherwise be payable in the event the NEO retired. As of December 31, 2021, Mr. Frazier, Mr. Clyburn, and Mr. DeLuca, Jr. are retirement eligible (i.e., at least age 55 and having completed at least 10 years of Credited Service).

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Davis	Severance Pay(1)	$1,326,923	—	$11,250,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	22,308	—	89,234

	Stock Option Accelerated Vesting(3)	—	—	950,957

	PSU Accelerated Vesting(4)	1,526,739	—	9,473,470

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$2,880,620	—	$21,778,311

Frazier	Severance Pay(1)	$1,875,000	—	$5,000,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	50,683	—	67,577

	Stock Option Accelerated Vesting(3)	—	—	867,213

	PSU Accelerated Vesting(4)	—	—	10,507,617

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,930,333	—	$16,457,057

Litchfield	Severance Pay(1)	$1,350,000	—	$3,600,000

	Supplemental Pension and Retiree Medical(2)	—	—	159,154

	Welfare Benefits Continuation	30,584	—	40,779

	Stock Option Accelerated Vesting(3)	75,998	—	219,327

	PSU Accelerated Vesting(4)	656,035	—	1,845,951

	RSU Accelerated Vesting	144,876	—	191,983

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$2,262,143	—	$6,071,844

Clyburn	Severance Pay(1)	$1,115,385	—	$4,000,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	16,495	—	32,989

	Stock Option Accelerated Vesting(3)	—	—	296,410

	PSU Accelerated Vesting(4)	—	—	2,922,577

	RSU Accelerated Vesting	685,725	—	3,118,482

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,822,255	—	$10,385,108

DeLuca, Jr.	Severance Pay(1)	$800,000	—	$3,200,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	18,170	—	36,339

	Stock Option Accelerated Vesting(3)	—	—	198,473

	PSU Accelerated Vesting(4)	—	—	2,148,579

	RSU Accelerated Vesting(4)	457,138	—	2,078,937

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,279,958	—	$7,676,978

Merck & Co., Inc. 2022 Proxy Statement

Potential Payments Upon Termination or a Change in Control Change in Control	81

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Li	Severance Pay(1)	$730,769	—	$3,800,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	13,453	—	53,813

	Stock Option Accelerated Vesting(3)	—	—	296,698

	PSU Accelerated Vesting(4)	174,500	—	2,480,377

	RSU Accelerated Vesting(4)	165,709	—	221,949

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$1,089,081	—	$6,867,487

(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Separation Plan as described on page 76.

(2)

SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2021.

(3)

Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2021, multiplied by the difference between the closing price of Merck common stock on December 31, 2021, which was $76.64, and the exercise price of the option.

(4)	The value equals the total number of accelerated shares as of December 31, 2021, multiplied by the closing price of Merck common stock on December 31, 2021, which was $76.64.

Merck & Co., Inc. 2022 Proxy Statement

82
Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2022

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2022, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, a proposal for the ratification of the appointment of PwC will be presented at the Annual Meeting even though ratification is not legally required. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

FOR

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

The Audit Committee’s Report for 2021 follows.

Merck & Co., Inc. 2022 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2022	83

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2021, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors, internal audit, and the Senior Vice President, Chief Ethics and Compliance Officer to confirm that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are appropriate, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the SEC. Additional information about the Audit Committee and its responsibilities may be found on page 14 of this proxy statement. The Audit Committee Charter is available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Pamela J. Craig (Chair)

Mary Ellen Coe

Stephen L. Mayo, Ph.D.

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Kathy J. Warden

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc. 2022 Proxy Statement

84	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2022

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2021 and 2020 are as follows:

Type of Payment or Benefit	2021 ($ in millions)	2020 ($ in millions)

Audit Fees(1)	$35.2	$37.4

Audit-Related Fees(2)	7.5	17.3

Tax Fees(3)	3.3	4.0

All Other Fees(4)	0.0	0.1

Total Fees	$46.0	$58.8

(1)

Audit Fees included fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits. The 2021 and 2020 amounts also included audit fees incurred relating to the impacts to Merck’s financial statements of the spin-off of Organon & Co. (the “Organon Spin-off”).

(2)

Fees for audit-related services primarily related to special purpose audits of the financial statements of Organon associated with the Organon Spin-off, employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.

(3)	Fees for tax services reported above included approximately $0.3 and $0.5 million, in 2021 and 2020, respectively, for tax compliance services.

(4)

Consisted of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2021 or 2020 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

Merck & Co., Inc. 2022 Proxy Statement

85
Shareholder Proposals

The text of the shareholder proposals and supporting statements appear exactly as received by the Company. All statements contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests should be sent in writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A.

Proposal 4 – Shareholder Proposal Regarding an Independent Board Chairman

Kenneth Steiner, of Great Neck, NY, owner of at least $2,000 in market value of the Company’s common stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

Proposal 4 – Independent Board Chairman

The shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

The Chairman shall not be a former CEO of the company.

This policy is not intended to violate any employment contract but recognizes that the Board has broad power to renegotiate an employment contract.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 46% shareholder support at Merck in 2017. This 46%-support likely represented 51%-support from the shares that have access to independent proxy voting advice. Merck management should support the majority vote from the shares that have access to independent proxy voting advice and are not forced to rely on the biased opinion of management on an important governance topic.

At its 2020 annual meeting Lowe’s (LOW) directors said that having a separate Chairman and Chief Executive Officer affords allows the Chairman to devote his time and attention to Board oversight.

The Merck board needs attention. In 2021 Mr. Leslie Brun received 190 million negative votes and Ms. Patricia Russo received 228 million negative votes. These 2 negative votes were up to 28-times the negative votes received by other Merck directors. These 2 directors were also the leaders in negative votes at Merck in 2020.

Plus Mr. Thomas Glocer, the new Lead Director, has 15-years long tenure. As director tenure goes up director independence goes down. Independence is the most important attribute in a Lead Director.

With the current policy of allowing a CEO to serve as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director can delegate most of the lead director duties to the CEO office and then · simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

The lack of an enduring policy for an independent Board Chairman policy is an unfortunate way to discourage promising new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.

Please vote yes:

Independent Board Chairman – Proposal 4

Merck & Co., Inc. 2022 Proxy Statement

86	Proposal 4 Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal

The Board has carefully considered the shareholder proposal and, for the reasons described below, believes adopting it is not in the best interests of Merck’s shareholders. The Board’s current leadership model provides strong, consistent and experienced leadership, as well as robust, effective and independent Board oversight, and allows the Board appropriate flexibility to determine the best leadership structure based on facts and circumstances at a given time.

Providing our independent and skilled Board the flexibility to determine our leadership structure at a given time and based on relevant circumstances best serves our shareholders and our Company.

Our Board believes that our shareholders and our Company are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure of the Company and the Board at a given time. The independent members of the Board regularly review this structure and will do so in 2022. The most effective leadership structure at a given time will depend on a variety of factors, including the leadership, skills and experience of each of the CEO, the independent Lead Director and the other members of the Board, as well as the needs of the business and other factors. The Board is best positioned to identify, based on those factors, the individual who has the skills and commitment to perform the role of Chair most effectively at the time.

As part of the Company’s CEO transition in 2021, the Board, considering the facts and circumstances at the time, determined that Merck’s shareholders were best served by a leadership structure consisting of Mr. Frazier, our former CEO, serving as Executive Chairman for a transition period, Mr. Davis serving as CEO and President, and an independent director appointed by the independent members of the Board, currently Mr. Tom Glocer, serving as Lead Director. Each role has clearly delineated responsibilities: Mr. Frazier presides over meetings of the Board and shareholders and focuses on Board operations and governance matters; Mr. Davis is in charge of the general supervision, direction and strategy of the business and affairs of the Company subject to the Board’s overall oversight; and Mr. Glocer has a clear mandate and significant authority as set forth in the Polices of the Board and highlighted below. The Board believes that this structure works particularly well because it allows the Company to benefit, during this transition period, from Mr. Frazier’s years of experience in leadership roles at Merck, Mr. Davis’ leadership as the Company’s principal executive officer and Mr. Glocer’s leadership in providing independent oversight.

Our existing governance practices and current leadership structure promote effective and independent Board oversight.

Our strong corporate governance policies and practices, including the substantial percentage of independent Directors on our Board, as well as the robust duties of our independent Lead Director, empower our independent Directors to effectively oversee senior management. As further detailed in the Board Leadership Structure section of this proxy statement, the significant authority and responsibilities of the independent Lead Director are clearly defined and include, but are not limited to:

•	The authority to call meetings of the independent Directors;

•	Presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent Directors;

•	Serving as the principal liaison on board-wide issues between the independent Directors, the Chair and the CEO;

•	Approving meeting agendas and the information sent to the Board, including supporting material for meetings;

•	Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	Being available for consultation and direct communication with major shareholders, as appropriate;

•	Serving as a liaison between the Board and shareholders on investor matters;

•	Leading the annual performance evaluations of the Board, the Chair and the CEO; and

•	Leading the CEO succession planning process.

Moreover, all four standing Board committees are composed solely of independent Directors and are led by independent chairs. These four independent Board committees are responsible for the oversight of many critical matters, such as evaluating the CEO’s performance, overseeing the integrity of the Company’s financial statements, monitoring our risk-management program, designing our executive compensation program, developing the strategies and operations for the Company’s research and development of pharmaceutical products and vaccines, reviewing policies and practices of the corporate political contributions program, and nominating new directors. As non-independent Directors, Mr. Frazier and Mr. Davis are not members of any Board committee.

Summary

The Board’s current leadership model strikes an appropriate balance between strong and consistent executive leadership and independent and effective oversight of Merck’s business. The proposal seeks to replace the Company’s balanced governance structure with an inflexible approach that restricts the Board’s ability, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our Company and our shareholders at a particular time.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2022 Proxy Statement

Proposal 5 Shareholder Proposal Regarding Access to COVID-19 Products	87

Proposal 5 – Shareholder Proposal Regarding Access to COVID-19 Products

Oxfam America, Inc., which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 5 — Access to COVID-19 Products

RESOLVED: shareholders of Merck & Co, Inc. (“Merck”) ask the Board of Directors to report to shareholders, at reasonable expense and omitting confidential and proprietary information, on whether and how the direct and indirect receipt of public financial support for development and manufacture of a therapeutic for COVID-19 is being, or will be, taken into account when making decisions that affect access to such products, such as sharing intellectual property through voluntary licenses or setting prices.

Supporting Statement

Merck is seeking emergency use authorization for molnupiravir, an antiviral medicine, to treat COVID-19.1 Molnupiravir was developed at Emory University using up to $35 million in US government funding from 2013 through 2020.2 Emory was responsible for non-clinical testing, which enabled Ridgeback, during its short period of managing the drug, to receive FDA approval for human testing.3 After the drug was licensed to Ridgeback in March 2020, Ridgeback entered into a collaboration with Merck, which has taken over clinical development and manufacturing.4

US government funding is responsible for the discovery and development of molnupiravir.5 The government also maintains ‘march-in’ rights under the Bayh-Dole Act to grant patent licenses to other producers.6

Merck has promised to make the medicine widely available. Specifically, Merck states that ‘global access has been a priority’ for the company.7 However, Merck’s commitments have not been matched by the demand that the COVID-19 pandemic requires worldwide, nor shed light on how public support factors into decisions that affect access. Failure to meet delivery commitments and setting inaccessible prices could jeopardize the company’s reputation, and ultimately harm investor returns.

While Merck has signed bilateral licensing agreements and an agreement with the Medicines Patent Pool, those only cover an estimated half of the world’s population and exclude most upper-middle income countries most severely affected by COVID- 19, including Brazil and Mexico.8 Merck is likely to apply a tiered pricing strategy for countries not included in the voluntary license.9 Tiered pricing for small molecule medicines usually results in unaffordable prices, especially for middle-income countries.10

Nor does Merck’s domestic pricing strategy reflect significant public support: producing molnupiravir costs an estimated $20 per course,11 while the company charges up to $712 per course in the US, more than 35 times the cost of production.12

Merck does not explain how it addresses the relationship between investment in a product and its pricing and licensing strategy.13 It is unclear whether Merck could modify its pricing and licensing strategy in the context of a pandemic in which public support has contributed significantly to the development and commercialization of products. This Proposal seeks to fill this gap by asking Merck to explain whether and how the significant contribution to its products by public entities affects, or will affect, decisions that could affect access, such as setting prices or setting the scope of its voluntary licenses.

Access to COVID-19 Products — Proposal 5

1 See https://www.merck.com/news/merck-and-ridgebacks-investigational-oral-antiviral-molnupiravir-reduced-the-risk-of-hospitalization-or-death-by-approximately-50-percent-compared-to-placebo-for-patients-with-mild-or-moderat/

2 See https://www.wabe.org/emory-researchers-think-they-have-a-drug-to-fight-the-new-coronavirus/; https://www.washingtonpost.com/business/2020/06/11/coronavirus-drug-ridgeback-biotherapeutics/; https://www.keionline.org/36648

3 See https://www.washingtonpost.com/business/2020/06/11/coronavirus-drug-ridgeback-biotherapeutics/

4 See https://www.businesswire.com/news/home/20200526005229/en/

5 See https://www.keionline.org/36648

6 See https://www.keionline.org/36648

7 See https://www.merck.com/news/merck-and-ridgeback-statement-on-positive-fda-advisory-committee-vote-for-investigational-oral-antiviral-molnupiravir-for-treatment-of-mild-to-moderate-covid-19-in-high-risk-adults/

8 See https://msfaccess.org/license-between-merck-and-medicines-patent-pool-global-production-promising-new-covid-19-drug

9 See https://www.merck.com/news/merck-and-ridgeback-statement-on-positive-fda-advisory-committee-vote-for-investigational-oral-antiviral-molnupiravir-for-treatment-of-mild-to-moderate-covid-19-in-high-risk-adults/

10 See https://www.researchgate.net/publication/51712884_A_win-win_solution_A_critical_analysis_of_tiered_pricing_to_improve_access_to_medicines_in_developing_countries

11 See https://scholar.harvard.edu/melissabarber/publications/estimated-cost-based-generic-prices-molnupiravir-treatment-covid-19

12 See https://www.nytimes.com/2021/10/27/health/covid-pill-access-molnupiravir.html

13 See https://www.merck.com/wp-content/uploads/sites/5/2021/08/Merck-Access-to-Health-Principles_Update-2021.pdf

Merck & Co., Inc. 2022 Proxy Statement

88	Proposal 5 Shareholder Proposal Regarding Access to COVID-19 Products

Board of Directors’ Statement in Opposition to the Proposal

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it. The Board believes adopting the shareholder proposal is not in the best interests of the Company or our shareholders because it is unnecessary and duplicative considering the Company’s existing practices and transparency regarding access to molnupiravir, the investigational oral antiviral COVID-19 medicine being developed in collaboration with Ridgeback Biotherapeutics. Merck has been transparent about our commitment to providing timely access to molnupiravir globally through our comprehensive supply and access approach and invested in manufacturing at-risk so that supply would be available if molnupiravir received regulatory authorizations or approvals. As further discussed below, this approach and our transparency has been commended publicly by shareholders that submitted a similar shareholder proposal in connection with our 2021 annual meeting. Indeed, other than Oxfam America, the lone proponent of this year’s proposal, each of the other 15 co-proponents of last year’s proposal did not submit a similar proposal this year.

Merck is committed to increasing access globally to molnupiravir following regulatory authorizations or approvals and has been transparent regarding our approach.

Merck has a long track record of making our vaccines and medicines accessible and affordable globally. Recognizing that SARS-CoV-2/COVID-19 is an unrivaled scientific and global health challenge, Merck has been committed to a strategy to increase global access to molnupiravir following regulatory authorizations or approvals. We invested at-risk – before we had any data on clinical efficacy – to support manufacturing scale-up so that molnupiravir would be available if regulatory authorizations or approvals were received. We have also entered into licensing agreements to support timely access to molnupiravir globally. For example, Merck has entered into a licensing agreement with the Medicines Patent Pool (“MPP”) to increase broad access for molnupiravir in 105 low- and middle-income countries following appropriate regulatory approvals (the “MPP Agreement”). Charles Gore, executive director of MPP, called the licensing agreement a “transparent, public health-driven agreement” and noted that it was “MPP’s first voluntary license for a COVID-19 medical technology, and we hope that [Merck]’s agreement with MPP will be a strong encouragement to others.”1 Additionally, Merck has entered into non-exclusive voluntary license agreements for molnupiravir with established generic manufacturers to accelerate availability of molnupiravir in more than 100 low- and middle-income countries following approvals or emergency authorization by local regulatory agencies.

In addition, Merck has disclosed that our comprehensive supply and access approach for molnupiravir has also included investing at risk to produce millions of courses of therapy, tiered pricing based on World Bank country income criteria to reflect countries’ relative ability to finance their health response to the pandemic, allocating up to 3 million courses of therapy for distribution through UNICEF and the ACT Accelerator Therapeutics Partnership to supplement the supply from licensed generic manufacturers, and entering into supply agreements with governments. To-date, Merck (a) has entered into an advance purchase agreement with the U.S. government for the supply of molnupiravir, (b) has entered into advance purchase and supply agreements for molnupiravir with governments for over 30 markets worldwide, including Australia, Canada, Korea, Japan, Thailand, Ukraine and United Kingdom, pending regulatory authorizations, and is currently in discussions with additional governments, and (c) has shipped molnupiravir to over 25 markets, including approximately 3.1 million patient courses supplied to the U.S. government under its advance purchase agreement. In countries where molnupiravir is approved or authorized, patients have begun to receive the medicine.

Merck’s efforts regarding global access to molnupiravir have been recognized, including by ICCR members that submitted a similar shareholder proposal in 2021.

Merck received a similar proposal last year from 16 co-proponents, including Oxfam America and other members of the Interfaith Center on Corporate Responsibility (“ICCR”), requesting a nearly identical report. Other than Oxfam America, none of the other co-proponents of last year’s proposal submitted a repeat proposal this year. Indeed, following Merck’s announcement of the MPP Agreement, a representative of the Province of Saint Joseph of the Capuchin Order of Milwaukee, WI, the lead proponent of last year’s proposal, contacted Merck personnel to inform Merck that they would not be re-submitting the shareholder proposal again this year. Seventh Generation Interfaith, an ICCR member involved with last year’s proposal, issued a statement following the announcement of the MPP Agreement noting that they “do believe that Merck’s decision to make the agreement with MPP is consistent with our proposal request” and that “Merck’s agreement with the MPP goes a long way toward advancing access globally”.2 ICCR itself issued a release stating that members of ICCR and Merck shareholders were “gratified by [the] news” that Merck had entered into the MPP Agreement and that the ICCR members “welcomed the agreement as a precedent-setting event that will hopefully pressure other pharmaceutical companies with COVID-19 entries . . . to follow suit and enter into negotiations with the MPP”.3

Summary

Providing timely access globally to molnupiravir has been a priority for Merck and Ridgeback since the inception of their molnupiravir collaboration, and Merck has been transparent regarding our comprehensive supply and access approach to doing so. This transparency has been commended by shareholders that submitted a similar proposal last year, including a public statement that the MPP Agreement was “consistent with [their] proposal request”.4 As such, we believe that preparing the requested report would be duplicative and not an effective use of Merck’s resources, nor provide shareholders with additional meaningful disclosures.

1 See https://medicinespatentpool.org/news-publications-post/mpp-msd-new-licence-announcement-molnupiravir

2 See https://seventhgenerationinterfaith.org/category/iccr/ (noting that they hope that “other pharmaceutical companies follow Merck’s lead and make these lifesaving medications available broadly through mechanisms like the MPP and to do so in terms that are transparent”).

3 See https://www.iccr.org/shareholders-welcome-mercks-decision-share-ip-covid-19-anti-viral-drug (noting also that “We have witnessed the power of the MPP model in advancing access to life-saving medicines . . . Merck has become a first-mover with molnupiravir for COVID-19 and we will be letting its peers know of our expectation that they will soon be following in Merck’s footsteps.”)

4 See https://seventhgenerationinterfaith.org/category/iccr/

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2022 Proxy Statement

Proposal 6 Shareholder Proposal Regarding Lobbying Expenditure Disclosure	89

Proposal 6 – Shareholder Proposal Regarding Lobbying Expenditure Disclosure

National Legal and Policy Center, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 6 — Lobbying Expenditure Disclosure

RESOLVED: The shareholders request that Merck & Co., Inc. (“Merck”) provide a full, detailed disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our lobbying is consistent with Merck’s expressed goals and in shareholders’ best interests.

Shareholders request the Board prepare a report, updated annually disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications;

2. Payments by Merck used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient;

3. Description of the decision-making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation; (b) reflects a view on the legislation or regulation; and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation.

“Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Merck is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include lobbying at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and full details posted on the company’s website.

Supporting Statement

As shareholders we encourage transparency and accountability regarding staff time and corporate funds to influence legislation and regulation, both directly and indirectly.

Merck’s lobbying expenditures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition, nor lobbying expenditures in states that do not require disclosure.

Absent a system of transparency and accountability for lobbying expenditures, Merck executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate its lobbying priorities.

There is currently no single source providing shareholders the information sought by this resolution.

Lobbying Expenditure Disclosure — Proposal 6

Merck & Co., Inc. 2022 Proxy Statement

90	Proposal 6 Shareholder Proposal Regarding Lobbying Expenditure Disclosure

Board of Directors’ Statement in Opposition to the Proposal

The Board has considered this shareholder proposal carefully and believes that adopting the proposal is unnecessary because Merck already has a comprehensive system of disclosures for the categories specified in this proposal. In fact, Merck has been recognized by the CPA-Zicklin Index of Corporate Political Disclosure and Accountability as a “trendsetter” in political disclosure and accountability for the past 5 years.1 In light of the foregoing and as described below, the Board believes that the preparation by the Company of the report sought by the proposal would not be an effective use of the Company’s resources and recommends a vote AGAINST the proposal.

Policies and Procedures Governing Lobbying

Merck is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation.

The Company publicly discloses information regarding our public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/responsibility /transparency-disclosures/ as well as in our Environmental, Social & Governance (ESG) progress report. This information includes the principles governing the Company’s corporate and political action committee spending. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee, which is composed entirely of independent directors, monitors all such contributions and reviews the policies and practices of the corporate political contributions program.

Payments Used for Lobbying

The Company semiannually posts our contributions, categorized by state, candidate and amount for our corporate political and political action committee contributions in the U.S. and annually posts our contributions in Canada and Australia. These disclosures include information for the past 5 years. We also disclose a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the portion of our dues that these groups use for advocacy and/or political activities. In compliance with the Lobbying Disclosure Act, Merck files a quarterly report that discloses the Company’s total federal lobbying expenditures (paid directly and through trade associations), the name of any legislation or its subject that was the topic of communication, the individuals who lobbied on behalf of the Company, and the legislative body or executive branch contacted. That report can be found on the

U.S. Senate Office of Public Records website or the U.S. House of Representatives Office of the Clerk website. Similarly, any indirect contribution (e.g., payments for events honoring covered elected officials) is disclosed as part of mandatory filings available on the Senate and House of Representative’s websites. Payments that the Company makes for outside lobbying services are disclosed by the outside firms as well and are also available and searchable in the lobbying disclosure website of both the Senate and the House of Representatives. For state activity, in states where the Company has a registered lobbyist, reports are filed consistent with state law and are publicly available at the appropriate state agency or on the state’s public website.

Decision-making and Oversight for Lobbying-Related Payments

The Company’s decision-making and oversight process for lobbying-related payments is already available to our shareholders, including in this proxy statement as well as in past proxy statements. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. In addition, the full Board receives a report twice a year on the Company’s political contributions, as well as the Company’s payments to trade associations and other tax-exempt organizations that may be used for lobbying and political activities.

Summary

Merck’s practices, policies, and disclosures, reflected in our recognition by the CPA-Zicklin Index of Corporate Political Disclosure and Accountability as a “trendsetter” for 5 years in a row, demonstrate our commitment to transparency and accountability for lobbying expenditures. Merck already discloses the information sought by the shareholder proposal, including disclosures on our political contributions and lobbying activities, our policies and procedures governing lobbying, and our related decision-making and oversight, and we believe that preparing the requested report would be duplicative and not an effective use of Merck’s resources or management time, nor provide shareholders with additional meaningful disclosures.

1 The 2021 CPA-Zicklin Index, which is the most recent, is available at https://www.politicalaccountability.net/cpa-zicklin-index/.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2022 Proxy Statement

91
Questions and Answers About the Annual Meeting and Voting

Merck & Co., Inc. 2022 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 24, 2022, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2022

Record Date:	March 25, 2022

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 32	FOR each Nominee	No	Majority of votes cast	Do not count for all six proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 42	FOR	No	Majority of votes cast
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2022	Page 82	FOR	Yes	Majority of votes cast
Proposal 4,5 and 6	Shareholder Proposals	Page 85-90	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 25, 2022, the record date, and are entitled to vote at the Annual Meeting.

This proxy statement and 2021 Annual Report on Form 10-K (the “Proxy Materials”), along with either a proxy card, a voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 4, 2022. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. See “Voting information for beneficial owners” on page 93.

Merck & Co., Inc. 2022 Proxy Statement

92	Questions and Answers About the Annual Meeting and Voting

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan, Merck Puerto Rico Employee Savings Plans and Security Plan or the Merck Frosst Canada Inc. Stock Purchase Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,528,353,085 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the Annual Meeting?

The Annual Meeting will be held in a solely virtual format, and all shareholders as of the record date, March 25, 2022, as well as guests are invited to attend. To attend the Annual Meeting, visit the online meeting platform at:

www.virtualshareholdermeeting.com/MRK2022.

Access to the meeting platform will begin at 8:45 a.m. on May 24, 2022 (Eastern Time).

If you are a shareholder as of the record date, March 25, 2022, you will be able to participate in the meeting by voting your shares and asking questions through the online meeting platform. To do so, enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials when you visit the online meeting platform listed above. Guests may also access the Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

The meeting will include a question and answer session, and we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition.

Asking questions:

•	You will have multiple opportunities to submit questions for the Annual Meeting.

•	To submit a question before the Annual Meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform live during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in the “How do I vote?” section below.

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, technical support will be available during this time and will remain available until the virtual Annual Meeting has ended.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 23, 2022.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 23, 2022.

•	By QR code. You may vote by scanning the QR code on page 1 with your mobile device (may require free app).

•	At the Annual Meeting. All shareholders may vote at the Annual Meeting. Please see “How do I attend the Annual Meeting?” above.

Merck & Co., Inc. 2022 Proxy Statement

Questions and Answers About the Annual Meeting and Voting	93

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You may also vote at the Annual Meeting.

If you own MERCK shares	How to vote at the Annual Meeting

in your name, you are a REGISTERED shareholder	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2022 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

through a BROKER, BANK, OR NOMINEE, you are a BENEFICIAL OWNER	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2022 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, but you should confirm this process with your broker, bank, or nominee.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote during the Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instruction form that the institution provides to you. You may also vote your shares via telephone or the internet by following the specific instructions the institution provides to you for that purpose.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022). If you do not provide voting instructions, your shares will not be voted on any proposal other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank or nominee before the date of the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the fourteen nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022; and

•	AGAINST the shareholder proposals.

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94	Questions and Answers About the Annual Meeting and Voting

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan, or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

If voting instructions are not received from participants in the Merck Frosst Canada Inc. Stock Purchase Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

Can I access the proxy materials on the internet instead of receiving paper copies?

The Proxy Materials are available on Merck’s website at www.merck.com/investor-relations/financial-information/. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners who elect electronic access will receive an email message next year containing the URL for access to the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2022 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting.

Where can I find the 2021 Annual Report on Form 10-K?

The 2021 Annual Report on Form 10-K is available on Merck’s website at www.merck.com/investor-relations/financial-information/.

In addition, we will provide without charge a copy of the 2021 Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Merck & Co., Inc. 2022 Proxy Statement

95

Shareholder Proposals and Director Nominations for the 2023 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 5, 2022.

Director Nominees for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2023 Annual Meeting of Shareholders, we must receive the required notice between November 5, 2022, and December 5, 2022, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2023 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations or other business for consideration directly at the 202 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in Merck’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 25, 2022, and January 24, 2023. However, in the event that the date of the 2023 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2023 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2023 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at www.merck.com/company-overview/leadership/board-of-directors/ or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be emailed to office.secretary@merck.com, or mailed to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-4157, Kenilworth, NJ 07033 U.S.A.

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96

Forward-Looking Statements

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

April 4, 2022

Merck & Co., Inc. 2022 Proxy Statement

97
Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP income and non-GAAP EPS are alternative views of the Company’s performance that Merck is providing because management believes this information enhances investors’ understanding of the Company’s results as it permits investors to understand how management assesses performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition and divestiture-related costs, restructuring costs, income and losses from investments in equity securities and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes non-GAAP EPS. Management uses these measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, senior management’s annual compensation is derived in part using non-GAAP pretax income. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”).

A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2021
Income from continuing operations before taxes as reported under GAAP	$13,879
Increase (decrease) for excluded items:
Acquisition and divestiture-related costs	2,484
Restructuring costs	868
Income from investments in equity securities, net	(1,884)
Other items:
Charge for the acquisition of Pandion	1,704
Charges for the discontinuation of COVID-19 development programs	225
Charge for the acquisition of VelosBio	(43)
Charges for the formation of collaborations	—
Charge for the acquisition of OncoImmune	—
Charge for the acquisition of Peloton	—
Other	(4)
Non-GAAP income from continuing operations before taxes	17,229
Taxes on income as reported under GAAP	1,521
Estimated tax benefit on excluded items(1)	206
Net tax benefit from the settlement of certain federal income tax matters	207
Adjustment to tax benefits recorded in conjunction with the 2015 Cubist Pharmaceuticals, Inc. acquisition	—
Tax benefit from the reversal of tax reserves related to the divestiture of Merck’s Consumer Care (“MCC”) business	—
Net tax charge related to the finalization of treasury regulations related to the enactment of the Tax Cuts and Jobs Act (“TCJA”)	—
Non-GAAP taxes on income from continuing operations	1,934
Non-GAAP net income from continuing operations	15,295
Less: Net income (loss) attributable to noncontrolling interests as reported under GAAP	13
Acquisition and divestiture-related costs attributable to noncontrolling interests	—
Non-GAAP net income from continuing operations attributable to noncontrolling interests	13
Non-GAAP net income attributable to Merck & Co., Inc.	15,282
EPS assuming dilution from continuing operations as reported under GAAP	4.86
EPS difference	1.16
Non-GAAP EPS assuming dilution from continuing operations	6.02

(1)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.

Merck & Co., Inc. 2022 Proxy Statement

98	Appendix A Non-GAAP Income and Non-GAAP EPS

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with acquisitions and divestitures. These amounts include the amortization of intangible assets and amortization of purchase accounting adjustments to inventories, as well as intangible asset impairment charges, and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with acquisitions and divestitures. Non-GAAP income and non-GAAP EPS also exclude amortization of intangible assets related to collaborations and licensing arrangements.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 6 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021). These amounts include employee separation costs and accelerated depreciation associated with facilities to be closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include asset abandonment, facility shut-down and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other postretirement benefit plans and share-based compensation costs.

Income and Losses from Investments in Equity Securities

Non-GAAP income and non-GAAP EPS exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.

Certain Other Items

Non-GAAP income and non-GAAP EPS exclude certain other items. These items are adjusted for after evaluating them on an individual basis, considering their quantitative and qualitative aspects. Typically, these consist of items that are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPS are charges for the acquisitions of Pandion, VelosBio, OncoImmune and Peloton, as well as charges related to collaborations, including transactions with Seagen (see Note 4 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021). Also excluded from non-GAAP income and non-GAAP EPS are charges related to the discontinuation of COVID-19 development programs (see Note 4 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021). Additionally, excluded from non-GAAP income and non-GAAP EPS are certain tax items, including net tax benefits related to the settlement of certain federal income tax matters, an adjustment to tax benefits recorded in conjunction with the 2015 acquisition of Cubist Pharmaceuticals, Inc., a tax benefit related to the reversal of tax reserves established in connection with the 2014 divestiture of MCC, and a net tax charge related to the finalization of U.S. treasury regulations related to the TCJA (see Note 16 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021).

Merck & Co., Inc. 2022 Proxy Statement

99
Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the incentive program	No Adjustments
	Revenue	40%	The Company’s target revenue

Excludes charges or items from the measurement of performance relating to (1) the impact of significant acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus Plan rates; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	40%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/ or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in foreign exchange versus Plan rates; and (4) the effects of accounting changes in accordance with U.S. generally accepted accounting principles, or other significant legislative changes

	Operating Cash Flow (or OCF)	25%

The sum of the Company’s after-tax Non-GAAP net income (attributable to the Company) less the change in working capital (working capital includes Trade Accounts Receivable and Inventory — including Trade Accounts Receivables and Inventory included in Other Assets — net of Accounts Payable) plus Non-GAAP depreciation and amortization for each of calendar year of the Award Period

				All of the adjustments listed for “Pre-Tax Income” above
	Earnings Per Share (or EPS)	25%	The Company’s after-tax Non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution	All of the adjustments listed for “Pre-Tax Income” above, as well as the impact of Share Repurchases above or below planned levels
	Relative TSR (or R-TSR)	50%	The comparison of the Company’s annualized total shareholder return (inclusive of reinvested dividends) to the median total shareholder return for the Peer Group	No Adjustments

The PSU program design discussed above refers to the 2019-2021 performance period. Refer to page 56 for PSU program designs relating to the 2020-2022 and 2021-2023 performance periods as a result of the Organon spin-off.

Merck & Co., Inc. 2022 Proxy Statement

-

Environmental, Social and Governance (ESG) Highlights

External Recognition

We are proud of the recent external recognition we have received for our ESG-related initiatives and performance.

Just Capital

ranked #1 in biopharma and #26 overall on the Just 100 list of U.S. companies (2022)

Forbes'

ranked #2 in the Drugs & Biotechnology sector on the America's Best Large Employers list (2022)

Bloomberg

Member of the Bloomberg Gender Equality Index (2022)

Newsweek

ranked #9 on America's Most Responsible Companies list (2022)

Fortune

Best Workplaces for Millenials™ list (2021)

Access to Health

88%

of the top 20 global burdens of disease are targeted with our products and pipeline[1,2]

285 million people

reached through investment in partnerships, programs and impact investment that support health care capacity-building and address underlying barriers to access to health[3]

417 million treatments

of MECTIZAN approved in 2020 to eliminate river blindness and lymphatic filariasis (LF)

$3 billion

cash grants, in-kind donations and product donations[1]

Employees

33%

women in executive roles, which is 50% higher than in 2017[1]

21,000

members in our Employee Business Resource Groups (EBRGs) around the world, which strengthen and diversify our leadership pipeline and provide culturally relevant insights to drive our success[1]

Ethics & Values

>99%

of employees are trained on our ethical expectations and principals found in our Code of Conduct

$2.3 billion

spend with diverse suppliers[1]

Environmental Sustainability

48% sites

send ZERO waste to landfill[1]

Science-Based Targets

certification for our goals to reduce Scope 1 & 2 greenhouse gas (GHG) emissions 46%, and Scope 3 emissions 30% by 2030[4]

[1] As of December 31, 2020.
[2] As defined by the Institute of Health Metrics and Evaluation (IHME) using GBD 2017 data; excluding road injury, self-harm, interpersonal violence and neonatal disorders.
[3] Represents investments by our Office of Social Business Innovation.
[4] https://www.merck.com/wp-content/uploads/sites/5/2021/09/Science-Based-Targets-certification-2021.pdf

For more information about our ESG strategy, policies and performance, please visit our 2020/2021 ESG Progress Report on *www.merck.com*.

MERCK

SCAN TO
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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DETACH AND RETURN THIS PORTION ONLY

MERCK & CO., INC.

1. *Election of Directors*

Nominees:	For	Against	Abstain
1a. Douglas M. Baker, Jr.	☐	☐	☐
1b. Mary Ellen Coe	☐	☐	☐
1c. Pamela J. Craig	☐	☐	☐
1d. Robert M. Davis	☐	☐	☐
1e. Kenneth C. Frazier	☐	☐	☐
1f. Thomas H. Glocer	☐	☐	☐
1g. Risa J. Lavizzo-Mourey, M.D.	☐	☐	☐
1h. Stephen L. Mayo, Ph.D.	☐	☐	☐
1i. Paul B. Rothman, M.D.	☐	☐	☐
1j. Patricia F. Russo	☐	☐	☐
1k. Christine E. Seidman, M.D.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4, 5 and 6:	For	Against	Abstain
4. Shareholder proposal regarding an independent board chairman.	☐	☐	☐
5. Shareholder proposal regarding access to COVID-19 products.	☐	☐	☐
6. Shareholder proposal regarding lobbying expenditure disclosure.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTE MERCK & CO., INC. 2000 GALLOPING HILL ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS KENILWORTH, NJ 07033 If consent you would to receiving like to reduce all future the proxy costs statements, incurred by our proxy company cards and in mailing annual proxy reports materials, electronically you can via e-mail using the or the Internet Internet. and, To when sign prompted, up for electronic indicate delivery, that you please agree follow to receive the instructions or access proxy below materials to vote electronically in future years. Before VOTE BY The INTERNET Meeting - Go to www.proxyvote.com or scan the QR Barcode above 11:59 Use the p. Internet m. Eastern to transmit Time on May your 23, voting 2022. instructions Have your and proxy for card electronic in hand delivery when of you information access the website up until and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MRK2022 You is printed may attend in the box the meeting marked by via the the arrow Internet available and vote and during follow the the meeting. instructions. Have the information that VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D72520-P68464-Z81984 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MERCK & CO., INC. The Board of Directors recommends you vote FOR each of the following Nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Douglas M. Baker, Jr. For Against Abstain 1b. Mary Ellen Coe 1l. Inge G. Thulin 1c. Pamela J. Craig 1m. Kathy J. Warden 1d. Robert M. Davis 1n. Peter C. Wendell 1e. Kenneth C. Frazier The Board of Directors recommends you vote FOR proposals For Against Abstain 2 and 3: 1f. Thomas H. Glocer 2. Non-binding advisory vote to approve the compensation of our named executive officers. 1g. Risa J. Lavizzo-Mourey, M.D. 3. Ratification of the appointment of the Company’s independent registered public accounting firm for 2022. 1h. Stephen L. Mayo, Ph.D. The Board of Directors recommends you vote AGAINST proposals For Against Abstain 4, 5 and 6: 1i. Paul B. Rothman, M.D. 4. Shareholder proposal regarding an independent board chairman. 1j. Patricia F. Russo 5. Shareholder proposal regarding access to COVID-19 products. 1k. Christine E. Seidman, M.D. 6. Shareholder proposal regarding lobbying expenditure disclosure. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Merck & Co., Inc. Annual Meeting of Shareholders Tuesday, May 24, 2022, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2022* Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 24, 2022: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. *We have adopted a virtual format for the 2022 Annual Meeting of Shareholders to provide a safe, consistent and convenient experience to all shareholders regardless of location. D72521-P68464-Z81984 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints KENNETH C. FRAZIER, JENNIFER ZACHARY and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 24, 2022, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked. The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 3 and AGAINST Items 4, 5 and 6. IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 23, 2022. Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope. (Continued, and to be signed and dated on the reverse side.)